                                                                   EXHIBIT 10.22

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                 FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT



                                     between



                             BANK OF AMERICA, N.A.,
                           as Seller and as Servicer,





                                       and





                      MORGAN STANLEY MORTGAGE CAPITAL INC.,
                                  as Purchaser






                                 October 1, 2003



                           Residential Mortgage Loans









================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.  Definitions...........................................................................................1
SECTION 2.  Purchase and Conveyance..............................................................................13
SECTION 3.  Mortgage Loan Schedule...............................................................................14
SECTION 4.  Purchase Price.......................................................................................14
SECTION 5.  Examination of Mortgage Files........................................................................14
SECTION 6.  Delivery of Mortgage Loan Documents..................................................................15
   Subsection 6.01  Possession of Mortgage Files.................................................................15
   Subsection 6.02  Books and Records............................................................................15
   Subsection 6.03  Delivery of Mortgage Loan Documents..........................................................16
SECTION 7.  Representations, Warranties and Covenants; Remedies for Breach.......................................18
   Subsection 7.01  Representations and Warranties Regarding Individual Mortgage Loans...........................18
   Subsection 7.02  Seller and Servicer Representations..........................................................31
   Subsection 7.03  Remedies for Breach of Representations and Warranties........................................33
SECTION 8.  Closing Conditions...................................................................................35
SECTION 9.  Closing Documents....................................................................................36
SECTION 10.  Costs...............................................................................................36
SECTION 11.  Administration and Servicing of Mortgage Loans......................................................36
   Subsection 11.01  Servicer to Act as Servicer; Subservicing...................................................36
   Subsection 11.02  Liquidation of Mortgage Loans...............................................................39
   Subsection 11.03  Collection of Mortgage Loan Payments........................................................39
   Subsection 11.04  Establishment of Custodial Account; Deposits in Custodial Account...........................39
   Subsection 11.05  Withdrawals From the Custodial Account......................................................41
   Subsection 11.06  Establishment of Escrow Account; Deposits in Escrow Account.................................42
   Subsection 11.07  Withdrawals From Escrow Account.............................................................43
   Subsection 11.08  Payment of Taxes, Insurance and Other Charges; Collections Thereunder.......................43
   Subsection 11.09  Transfer of Accounts........................................................................44
   Subsection 11.10  Maintenance of Hazard Insurance.............................................................44
   Subsection 11.11  Maintenance of Primary Mortgage Insurance Policy; Claims....................................45
   Subsection 11.12  Fidelity Bond; Errors and Omissions Insurance...............................................45
   Subsection 11.13  Title, Management and Disposition of REO Property...........................................46
   Subsection 11.14  Servicing Compensation......................................................................47
   Subsection 11.15  Distributions...............................................................................47
   Subsection 11.16  Statements to the Purchaser.................................................................47
   Subsection 11.17  Advances by the Servicer....................................................................48
   Subsection 11.18  Assumption Agreements.......................................................................49
   Subsection 11.19  Satisfaction of Mortgages and Release of Mortgage Files.....................................49
   Subsection 11.20  Annual Statement as to Compliance...........................................................50
   Subsection 11.21  Annual Independent Public Accountants' Servicing Report.....................................50
   Subsection 11.22  Servicer Shall Provide Access and Information as Reasonably Required........................50
   Subsection 11.23  Inspections.................................................................................50
   Subsection 11.24  Restoration of Mortgaged Property...........................................................51
SECTION 12.  The Servicer........................................................................................51
   Subsection 12.01  Indemnification; Third Party Claims.........................................................51
   Subsection 12.02  Merger or Consolidation of the Servicer.....................................................52
   Subsection 12.03  Limitation on Liability of the Servicer and Others..........................................52
   Subsection 12.04  Seller and Servicer Not to Resign...........................................................52

                                                                                                               Page
                                                                                                               ----
SECTION 13.  Default.............................................................................................53
   Subsection 13.01  Events of Default...........................................................................53
   Subsection 13.02  Waiver of Default...........................................................................54
SECTION 14.  Termination.........................................................................................54
   Subsection 14.01  Termination.................................................................................54
   Subsection 14.02  Successors to the Servicer..................................................................55
SECTION 15.  Notices.............................................................................................56
SECTION 16.  Severability Clause.................................................................................56
SECTION 17.  No Partnership......................................................................................57
SECTION 18.  Counterparts........................................................................................57
SECTION 19.  Governing Law.......................................................................................57
SECTION 20.  Intention of the Parties............................................................................57
SECTION 21.  Waivers.............................................................................................58
SECTION 22.  Exhibits............................................................................................58
SECTION 23.  General Interpretive Principles.....................................................................58
SECTION 24.  Reproduction of Documents...........................................................................58
SECTION 25.  Amendment...........................................................................................59
SECTION 26.  Confidentiality.....................................................................................59
SECTION 27.  Entire Agreement....................................................................................59
SECTION 28.  Further Agreements; Securitization..................................................................59
SECTION 29.  Successors and Assigns..............................................................................61
SECTION 30.  Non-Solicitation....................................................................................62
SECTION 31.  Protection of Consumer Information..................................................................63

                                    EXHIBITS



EXHIBIT 1         MORTGAGE LOAN DOCUMENTS
EXHIBIT 2         CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 3         [RESERVED]
EXHIBIT 4         FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 5         FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT 6         SELLER'S UNDERWRITING GUIDELINES
EXHIBIT 7         FORM OF LOST NOTE AFFIDAVIT
EXHIBIT 8         FORM OF MONTHLY REMITTANCE REPORT
EXHIBIT 9         FORM OF TERM SHEET
EXHIBIT 10        FORM OF SELLER'S OFFICER'S CERTIFICATE
EXHIBIT 11        FORM OF OPINION OF COUNSEL TO SELLER
EXHIBIT 12        FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION
                  AGREEMENT
EXHIBIT 13        FORM OF ANNUAL CERTIFICATION

                 FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT

THIS FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT (the "Agreement"), dated October 1, 2003, is hereby executed by and between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation, as purchaser (the "Purchaser"), and Bank of America, N.A., a national banking association, as seller (the "Seller") and as servicer (the "Servicer").


                                   WITNESSETH:

         WHEREAS, the Seller has agreed to sell from time to time to the Purchaser, and the Purchaser has agreed to purchase from time to time from the Seller, certain fixed and adjustable rate, residential, first-lien mortgage loans (the "Mortgage Loans") as described herein on a servicing-retained basis, and which shall be delivered as whole loans as provided herein; and

         WHEREAS, the Mortgage Loans will be sold by the Seller and purchased by the Purchaser as pools or groups of whole loans, servicing retained (each, a "Mortgage Loan Package") on the various Closing Dates as provided herein; and

         WHEREAS, each of the Mortgage Loans will be secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule which will be annexed to a Term Sheet (as defined herein) on the related Closing Date; and

         WHEREAS, the Purchaser, the Seller and the Servicer wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

         WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Seller and the Servicer agree as follows:

         SECTION 1. Definitions.

         For purposes of this Agreement, the following capitalized terms shall have the respective meanings set forth below.

         Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement, the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

         Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

         Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

         Agreement: This Flow Mortgage Loan Sale and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

         ALTA: The American Land Title Association or any successor thereto.

         Appraised Value: With respect to any Mortgaged Property, the lesser of
(i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

         Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

         Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the States of New York, California or Virginia are authorized or obligated by law or executive order to be closed.

         Closing Date: The date or dates, set forth in the related Term Sheet, on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell the Mortgage Loans identified on the related Mortgage Loan Schedule therein.

         CLTA: The California Land Title Association or any other successor thereto.

         Closing Documents: The documents required to be delivered on each Closing Date pursuant to Section 9.

         Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         Condemnation Proceeds: All awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

         Consumer Information: Information including, but not limited to, all personal information about the Mortgagors that is supplied to the Seller by or on behalf of the Mortgagors.

         Conventional Mortgage Loan: Any Mortgage Loan that is not a FHA Mortgage Loan or VA Mortgage Loan.

         Convertible Mortgage Loan: An Adjustable Rate Mortgage Loan that by its terms and subject to certain conditions allows the Mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

         Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

         Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

         Cooperative Loan Documents: With respect to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) the Seller's executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain of title from the mortgagee to the Seller with evidence of recording thereon (or in a form suitable for recordation).

         Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

         Cooperative Shares: Shares issued by a Cooperative Corporation.

         Cooperative Unit: A single family dwelling located in a Cooperative Property.

         Custodial Account: As defined in Subsection 11.04.

         Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents. If more than one Custodial Agreement is in effect at any given time, all of the individual Custodial Agreements shall collectively be referred to as the "Custodial Agreement."

         Custodian: Deutsche Bank Trust Company Americas, a New York banking corporation, and its successors in interest, or any successor to the Custodian under the Custodial Agreement as therein provided.

         Customary Servicing Procedures: Procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions, the Fannie Mae Guides and, with respect to the Non-Conventional Mortgage Loans, FHA or VA regulations, as applicable.

         Cut-off Date: With respect to each Mortgage Loan, the first day of the month of the related Closing Date as set forth in the related Term Sheet.

         Cut-off Date Principal Balance: The aggregate Stated Principal Balance of the Mortgage Loans, set forth in the related Term Sheet, as of the related Cut-off Date which is determined after the application, to the reduction of principal, of payments of principal due on or before the related Cut-off Date, whether or not collected, and of Principal Prepayments received before the related Cut-off Date.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Substitute Mortgage Loan in accordance with this Agreement.

         Determination Date: With respect to each Remittance Date, the 15th day (or, if such 15th day is not a Business Day, the following Business Day) of the month in which such Remittance Date occurs.

         Due Date: With respect to each Remittance Date, the first day of the calendar month in which such Remittance Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         Due Period: With respect to each Remittance Date and any Mortgage Loan, the period beginning on the second day of the month preceding such Remittance Date, and ending on the first day of the month in which such Remittance Date occurs.

         Eligible Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed thirty (30) days and with respect to (a) any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

(vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

(vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

         Escrow Account: As defined in Subsection 11.06.

         Escrow Payments: The amounts constituting ground rents, taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums, flood insurance premiums, condominium charges and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

         Event of Default: Any one of the conditions or circumstances enumerated in Subsection 13.01.

         Fannie Mae: The entity formerly known as the Federal National Mortgage Association or any successor thereto.

         Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

         Fannie Mae Transfer: As defined in Section 15.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA regulations.

         FHA Mortgage Loan: A Mortgage Loan that has a MIC issued by HUD/FHA.

         Fidelity Bond: The fidelity bond required to be obtained by the Servicer pursuant to Subsection 11.12.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

         First Remittance Date: With respect to each Mortgage Loan Package, the 18th day (or if such 18th day is not a Business Day, the Business Day immediately following such 18th day) of the month following the related Closing Date.

         Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

         Freddie Mac Guide: The Freddie Mac Single Family Seller/Servicer Guide and all amendments or additions thereto.

         Freddie Mac Transfer: As defined in Section 15.

         GAAP: Generally accepted accounting principles consistently applied.

         Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note and Mortgage which amount is added to the Index in order to determine on each Interest Rate Adjustment Date the related Mortgage Interest Rate.

         HUD: The United States Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

         Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating interest thereon.

         Initial Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date as provided in the related Mortgage Note.

         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies (including, without limitation, FHA or VA mortgage insurance) insuring the Mortgage Loan or the related Mortgaged Property.

         Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

         LGC: A Loan Guaranty Certificate issued by the VA as a guarantee that the federal government will repay to the lender a specified percentage of the loan balance in the event of the borrower's default.

         Lifetime Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum Mortgage Interest Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note. The Mortgage Interest Rate during the term of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

         Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

         Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date of determination, the ratio, expressed as a percentage, the numerator of which is the outstanding principal balance of such Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

         LTV: Loan-to-Value Ratio.

         MIC: Mortgage Insurance Certificate issued by HUD/FHA as evidence that a mortgage has been insured and that a contract of mortgage insurance exists between HUD/FHA and the lender.

         Monthly Payment: With respect to any Mortgage Loan, the scheduled payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date, which such payment may change on any Adjustment Date as provided in the related Mortgage Note and Mortgage for any Adjustable Rate Mortgage Loan.

         Mortgage: With respect to any Mortgage Loan that is not a Cooperative Loan, the mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property securing the Mortgage Note and, with respect to a Cooperative Loan, the related Security Agreement.

         Mortgage File: With respect to any Mortgage Loan, the items listed in
Exhibit 2 hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, including, but not limited to, the limitations on such interest rate imposed by the Initial Rate Cap, the Periodic Rate Cap and the Lifetime Rate Cap, if any.

         Mortgage Loan: Each mortgage loan sold, assigned and transferred pursuant to this Agreement and identified on the applicable Mortgage Loan Schedule annexed to the related Term Sheet, including, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.

         Mortgage Loan Documents: With respect to any Mortgage Loan, the documents listed in Exhibit 1 hereto.

         Mortgage Loan Package: The pool or group of whole loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related Term Sheet.

         Mortgage Loan Remittance Rate: With respect to any Mortgage Loan, the annual rate of interest payable to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

         Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans annexed to the related Term Sheet (and delivered in electronic format to the Purchaser), such schedule as setting forth the following information with respect to each Mortgage Loan: (1) the Servicer's Mortgage Loan identifying number; (2) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investment property; (3) the property type for each Mortgaged Property (e.g. single family residence, a two- to four-family dwelling, condominium, planned unit development or cooperative)
(4) the original months to maturity and the remaining months to maturity from the related Cut-off Date; (5) the Loan-to-Value Ratio at origination; (6) the Mortgage Interest Rate as of the related Cut-off Date; (7) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (8) the stated maturity date; (9) the amount of the Monthly Payment as of the Cut-off Date; (10) the paid-through date; (11) the original principal amount of the Mortgage Loan; (12) the Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date; (13) the Mortgage Loan Remittance Rate as of the Cut-off Date; (14) a code indicating the purpose of the Mortgage Loan; (15) a code indicating the documentation style; (16) the Appraised Value; (17) the identity of the Seller; (18) the Mortgagor's name (19) the street address of the Mortgaged Property, including the city, state and zip code; (20) the number of times during the twelve (12) month period preceding the Closing Date that any Monthly Payment has been received more than thirty (30) days after its Due Date;
(21) a code indicating whether or not the Mortgage Loan is subject to a Primary Mortgage Insurance Policy; (22) the date on which the Mortgage Loan was originated; (23) a code indicating whether the Mortgage contains a prepayment penalty provision together with the type and term of such penalty; (24) a code indicating the FICO score of the Mortgagor at the time of origination; (25) the type of Mortgage Loan (i.e. fixed rate, adjustable rate); (26) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (27) with respect to each Adjustable Rate Mortgage Loan, the Lifetime Rate Cap; (28) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap; (29) with respect to each Adjustable Rate Mortgage Loan, the Initial Rate Cap; (30) with respect to each Adjustable Rate Mortgage Loan, the Adjustment Date; (31) with respect to each Adjustable Rate Mortgage Loan, a code indicating the type of Index; (32) in connection with a condominium unit, a code indicating whether the condominium project where such unit is located is low-rise or high-rise; (33) a code indicating whether such Mortgage is insured by the FHA or guaranteed by the VA; and (34) with respect to any Non-Conventional Mortgage Loan, the related VA entitlement percentage or FHA case number, as applicable. With respect to the Mortgage Loans on the Mortgage Loan Schedule in the aggregate, the related Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (i) the number of Mortgage Loans; (ii) the Cut-off Date Principal Balance; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; (iv) the weighted average months to maturity of the Mortgage Loans; (v) with respect to each Adjustable Rate Mortgage Loan, the weighted average Lifetime Rate Cap; and (vi) with respect to each Adjustable Rate Mortgage Loan, the weighted average Gross Margin.

         Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor including any riders or addenda thereto.

         Mortgaged Property: With respect to each Mortgage Loan that is not a Cooperative Loan, the Mortgagor's real property securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a Residential Dwelling. With respect to each Cooperative Loan, the Cooperative Shares allocated to a Cooperative Unit in the related Cooperative Corporation that were pledged to secure such Cooperative Loan and the related Proprietary Lease.

         Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

         Mortgagor: The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage and such grantor's or mortgagor's successors in title to the Mortgaged Property.

         NAIC: The National Association of Insurance Commissioners or any successor organization.

         Non-Conventional Mortgage Loans: The FHA Mortgage Loans and the VA Mortgage Loans.

         OCC: The Office of the Comptroller of the Currency or any successor.

         Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, a President or a Vice President of the Person on behalf of whom such certificate is being delivered.

         Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller or the Servicer, reasonably acceptable to the Purchaser.

         OTS: The Office of Thrift Supervision or any successor.

         P&I Advance: As defined in Subsection 11.17.

         Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate, on any Adjustment Date as provided in the related Mortgage Note.

         Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Prepayment Penalty: With respect to each Mortgage Loan, the penalty if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

         Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

         Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to this Agreement in exchange for the Mortgage Loans included in the related Mortgage Loan Package, as calculated pursuant to
Section 4 and the related Term Sheet.

         Purchase Price Percentage: For each Mortgage Loan included in a Mortgage Loan Package, the percentage of par set forth in the related Term Sheet that is used to calculate the Purchase Price of the Mortgage Loans included in such Mortgage Loan Package.

         Purchaser: The Person listed as such in the initial paragraph of this Agreement, together with its successors and assigns as permitted under the terms of this Agreement.

         Qualification Defect: With respect to a Mortgage Loan, (a) a defective document in the Mortgage File, (b) the absence of a document in the Mortgage File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by the Seller or the Servicer, but, in each case, only if the affected Mortgage Loan would cease to qualify as a "qualified mortgage" for purposes of the REMIC Provisions.

         Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the qualifications of Fannie Mae or Freddie Mac and satisfied the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all in effect on the date the Mortgage Loan was originated.

         Rating Agency: Moody's Investors Service, Inc., Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, Inc., Fitch, Inc. or any other nationally recognized statistical credit rating agency.

         Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

         Reconstitution Agreement: As defined in Section 15.

         Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

         Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following such 18th day) of any month, beginning with the First Remittance Date.

         REO Disposition: The final sale by the Servicer or the Purchaser of an REO Property.

         REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Subsection 11.13.

         REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure, as described in Subsection 11.13.

         Repurchase Price: With respect to any Mortgage Loan, an amount equal to
(A) the Stated Principal Balance of such Mortgage Loan as of the date of repurchase plus (B) accrued interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from and including the last Due Date through which interest has been paid on behalf of the Mortgagor or advanced by the Servicer to the day prior to such date of repurchase, less amounts received in respect of such repurchased Mortgage Loan for distribution in connection with such Mortgage Loan; provided, however, that if at the time of repurchase the Servicer is not the Seller or an affiliate of the

Seller, the amount described in clause (B) shall be computed at the sum of (i) the Mortgage Loan Remittance Rate and (ii) the Servicing Fee Rate.

         Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project or (iv) a one-family dwelling in a planned unit development, none of which is a Cooperative Property (except as set forth in the related Term Sheet), mobile home or manufactured home.

         Securities: The securities issued in connection with a Securitization evidencing beneficial ownership interests in a trust the assets of which include the Mortgage Loans.

         Securitization: The transfer of the Mortgage Loans to a trust formed as part of a publicly issued and/or privately placed, rated securitization, including the issuance of the related Securities.

         Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

         Seller: Bank of America, N.A., a national banking association, or its successor in interest or any successor to the Seller under this Agreement appointed as herein provided.

         Servicer: Bank of America, N.A., a national banking association, or its successor in interest or any successor to the Servicer under this Agreement appointed as herein provided.

         Servicing Advances: All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, and (d) payments made by the Servicer with respect to a Mortgaged Property pursuant to Subsection 11.08.

         Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of the applicable Servicing Fee Rate and the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and, solely in connection with any servicing transfer, shall be pro rated (based upon the number of days of the related month the Servicer so acted as Servicer relative to the number of days in that month) for each part thereof. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Subsection 11.05) of related Monthly Payments collected by the Servicer, or as otherwise provided under Subsection 11.05.

         Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth on the related Mortgage Loan Schedule or if not specified thereon, in the related Term Sheet.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Purchaser by the Servicer, as such list may be amended from time to time.

         Stated Principal Balance: As to each Mortgage Loan as to any date of determination, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to the principal portion of any Monthly Payments due on or before such date, whether or not received, as well as any Principal Prepayments received before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

         Substitute Mortgage Loan: A mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, be approved by the Purchaser and (i) have an outstanding principal balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not materially greater or less than, the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate equal to that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Subsection 7.01; (vi) be current in the payment of principal and interest; (vii) be secured by a Mortgaged Property of the same type and occupancy status as secured the Deleted Mortgage Loan; and (viii) have payment terms that do not vary in any material respect from those of the Deleted Mortgage Loan.

         Term Sheet: With respect to each Mortgage Loan and Mortgage Loan Package, the Term Sheet, substantially in the form of Exhibit 9 attached hereto, confirming the sale by Seller and the purchase by the Purchaser of the Mortgage Loan Package on the related Closing Date.

         Underwriting Guidelines: The underwriting guidelines of the Seller attached hereto as Exhibit 6, as may be updated and incorporated into Exhibit 6 from time to time by providing such updates to the Purchaser; provided, however, any such updates shall apply only to the Mortgage Loans in the Mortgage Loan Packages which are subject to purchases and sales occurring after such update.

         VA: The Department of Veterans Affairs, an agency of the United States of America, or any successor thereto, including the Administrator of Veterans Affairs.

         VA Mortgage Loan: A Mortgage Loan that has a LGC issued by the VA.

         SECTION 2. Purchase and Conveyance.

         The Seller, in exchange for the payment of the applicable Purchase Price by the Purchaser on the related Closing Date, receipt of which is hereby acknowledged, hereby sells, transfers, assigns, sets over and conveys to the Purchaser, without recourse, but subject to the terms of this Agreement, all of its rights, title and interest in and to the Mortgage Loans in a Mortgage Loan Package having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Term Sheet, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loan Package accepted by the Purchaser on the related Closing Date, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein.

         With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive: (a) all scheduled principal due after the applicable Cut-off Date, (b) all other payments and/or recoveries of principal collected on or after the applicable Cut-off Date (provided, however, that all scheduled payments of principal due on or before the applicable Cut-off Date and collected by the Servicer after the applicable Cut-off Date shall belong to the Seller) and (c) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the applicable Cut-off Date).

         For the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to reduce the Stated Principal Balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall remit to the Servicer for deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Servicer to the Purchaser on the appropriate Remittance Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.

         SECTION 3. Mortgage Loan Schedule.

         The Seller shall deliver or cause to be delivered to the Purchaser at least two (2) Business Days prior to the related Closing Date (a) the Mortgage Loan Schedule (which will be annexed to the related Term Sheet) and (b) to the extent necessary because of undelivered updates thereto, the Underwriting Guidelines applicable with respect thereto.

         SECTION 4. Purchase Price.

         The Purchase Price for each Mortgage Loan Package shall be the Purchase Price Percentage multiplied by an amount equal to the Cut-off Date Principal Balance of the Mortgage Loans in such Mortgage Loan Package, or as otherwise calculated pursuant to the related Term Sheet, plus accrued interest on the Stated Principal Balance of each Mortgage Loan at the weighted average Mortgage Loan Remittance Rate from the related Cut-off Date through the day immediately prior to the related Closing Date, inclusive. Such payment shall be made to the account designated by the Seller by wire transfer of immediately available funds by 4:00 p.m. Eastern Standard Time on the related Closing Date.

         SECTION 5. Examination of Mortgage Files.

         At least ten (10) Business Days prior to the related Closing Date, the Seller shall either (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each

Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser. Such examination may be made by the Purchaser or its designee, at its expense, at any reasonable time before the related Closing Date. Such underwriting by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans do not conform to any of the requirements set forth in this Agreement or the applicable Term Sheet, or as an Exhibit annexed thereto, the Purchaser may delete such Mortgage Loans from the related Mortgage Loan Schedule, and such Deleted Mortgage Loan (or Deleted Mortgage Loans) may be replaced by a Substitute Mortgage Loan (or Substitute Mortgage Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's or any of its successors' rights to demand repurchase or other relief or remedy provided for in this Agreement.

         SECTION 6. Delivery of Mortgage Loan Documents.

         Subsection 6.01 Possession of Mortgage Files.

         The contents of each Mortgage File required to be retained by the Servicer to service the Mortgage Loans pursuant to this Agreement and thus not delivered to the Purchaser or its designee are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only. The Mortgage File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Servicer's computer system to reflect clearly the ownership of such related Mortgage Loan by the Purchaser. The Servicer shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 of this Agreement or if required under applicable law or court order. The Servicer shall deliver to the Purchaser copies of any documents in a Mortgage File reasonably requested by the Purchaser within thirty (30) days after the date of such request, at the expense of the Purchaser.

         Subsection 6.02 Books and Records.

         All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Servicer after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 2 shall be vested in the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 2 shall be received and held by the Servicer in trust for the benefit of the Purchaser as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

         As more fully set forth in Section 20, it is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the related Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a purchase on the Purchaser's business records, tax returns and financial statements, and as a sale of assets on the Seller's business records, tax returns and financial statements.

         Subsection 6.03 Delivery of Mortgage Loan Documents.

         With respect to each Mortgage Loan, the Seller shall deliver and release to the Purchaser, or its designee, under a bailee letter, (a) at least two (2) Business Days prior to the related Closing Date (or such later date as the Purchaser may reasonably request), the original Mortgage Note endorsed in blank and the original Assignment of Mortgage assigned in blank and (b) the other Mortgage Loan Documents within a reasonable time following the related Closing Date. To the extent that any such Mortgage Loan Documents have been delivered for recording and have not yet been returned to the Seller by the applicable recording office, the Seller shall, promptly following receipt by it of such Mortgage Loan Documents from the applicable recording office, deliver such documents to the Purchaser or its designee; provided, however, that the original recorded document or a clerk-certified copy thereof shall be delivered to the Purchaser no later than one year following the related Closing Date, subject to the following paragraph.

         In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Purchaser or its designee within one year following the related Closing Date, and in the event that the Seller does not cure such failure within sixty
(60) days after receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at a price and in the manner specified in Subsection 7.03. The foregoing repurchase obligation shall not apply in the event the Seller cannot cause the Servicer to deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall cause the Servicer instead to deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate of a servicing officer of the Servicer, confirming that such document has been accepted for recording and that the Servicer shall immediately deliver such document upon receipt; and, provided further, that if the Seller cannot cause the Servicer to deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified time for any reason within twelve (12) months after receipt of written notification of such failure from the Purchaser, the Seller shall repurchase the related Mortgage Loan at the price and in the manner specified in Subsection 7.03.

         To the extent received by it, the Servicer shall promptly forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement.

         Within ninety (90) days after the related Closing Date, the Seller shall, or shall cause the Servicer to, with respect to the Non-Conventional Mortgage Loans, deliver to the Purchaser or its designee the original MIC or LGC, or an Officer's Certificate, which shall (i) state that the MIC or LGC has not been delivered to the Purchaser or its designee due solely to a delay by the insuring agency, (ii) state the amount of time generally required by the insuring agency to process the MIC or LGC and (iii) specify the date the MIC or LGC will be delivered to the Purchaser or its designee. The Seller shall be required to deliver the MIC or LGC to the Purchaser or its designee by the date specified in clause (iii) above.

         If the Seller, the Purchaser or the Custodian finds any document or documents constituting a part of a Mortgage File pertaining to a Mortgage Loan to be defective (or missing) in any material respect, and such defect or missing document materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, the party discovering such defect shall promptly so notify the Seller. The Seller shall have a period of ninety
(90) days after receipt of such written notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect cannot be corrected or cured and materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser, the Seller will, upon the expiration of the applicable cure period described above, repurchase the related Mortgage Loan in the manner set forth in Subsection 7.03; provided, however, that with respect to any Mortgage Loan, if such defect constitutes a Qualification Defect, any such repurchase must take place within seventy-five (75) days of the date such defect is discovered; provided, further, that the foregoing repurchase obligation shall not apply in the event the Seller cannot deliver such items due to a delay caused by the recording office in the applicable jurisdiction; and provided, further, that the Seller shall deliver instead a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate from the Seller confirming that such documents have been accepted for recording. Any such document shall be delivered to the Purchaser or its designee promptly upon receipt thereof from the related recording office.

         Notwithstanding the foregoing, with respect to a Mortgage Loan, if, at the end of such 90-day period, the Seller delivers an Officer's Certificate to the Purchaser certifying that the Seller is using good faith efforts to correct or cure such defect and identifying progress made, then the Purchaser shall grant the Seller an extension to correct or cure such defect. The extension shall not extend beyond (1) if the defect is a Qualification Defect, the date that is seventy-five (75) days after the date the defect is discovered, or, (2) if the defect is not a Qualification Defect, the date that is thirty (30) days beyond the original 90-day cure period. If the defect is not a Qualification Defect, additional 30-day extensions may be obtained pursuant to the same procedure, as long as the Seller demonstrates continued progress toward a correction or cure; provided that no extension shall be granted beyond one hundred eighty (180) days from the date on which the Seller received the original notice of the defect.

         Notwithstanding the foregoing, with respect to a Mortgage Loan, the failure of the Purchaser to notify the Seller of any defective or missing document in a Mortgage File within such 90-day period, or the failure of the Purchaser to require the Seller to cure or repurchase the related Mortgage Loan upon expiration of such 90-day period, shall not constitute a waiver of its rights hereunder, including the rights with respect to a Mortgage Loan, to require the Seller to repurchase the affected Mortgage Loan and the right to indemnification pursuant to Subsection
7.03 hereof.

         Notwithstanding the foregoing, to the extent that the Custodian certifies as to any document as being delivered to it pursuant to the Custodial Agreement in a non-defective state and such document subsequently becomes missing or defective, the Seller shall not be obligated to repurchase the related Mortgage Loan by reason of such missing or defective document, to redeliver such document to the Custodian or to correct any such defect.

         All initial recording fees, if any, for the Assignments of Mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee shall be paid by the Purchaser in accordance with the provisions of
Section 10 hereof.

         SECTION 7. Representations, Warranties and Covenants; Remedies for Breach.

         Subsection 7.01 Representations and Warranties Regarding Individual Mortgage Loans.

         The Seller and, solely if specified below, the Servicer, hereby represent and warrant to the Purchaser that, except as otherwise set forth in the PPTA (as defined below), if any, or any Exhibit or Schedule thereto, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

                  (a) The information set forth in the Mortgage Loan Schedule annexed to the related Term Sheet and the information contained in the related electronic data file delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

                  (b) There are no defaults by the Seller, the Servicer or any prior originator in complying with the terms of the Mortgage, and all taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the related Due Date of the first installment of principal and interest.

                  (c) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded in the applicable public recording office required by law or if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser or such other Person as the Purchaser has designated in writing; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, by the title insurer, to the extent required by the related policy, with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and is reflected on the related Mortgage Loan Schedule. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, by the title insurer, to the extent required by the policy, with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and which assumption agreement is a part of the Mortgage File and is reflected on the related Mortgage Loan Schedule.

                  (d) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.

                  (e) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer generally acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae and to prudent mortgage lending institutions, and with respect to the Non-Conventional Mortgage Loans, FHA, VA, Fannie Mae or prudent mortgage lending institutions, as applicable, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan. All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

                  (f) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory or abusive lending, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loans, including, without limitation, any provisions relating to Prepayment Penalties, have been complied with; the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations; the Servicer maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer's office during normal business hours upon reasonable advance notice.

                  (g) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received on or after the related Cut-off Date and prior to the related Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default of the Mortgagor.

                  (h) With respect to a Mortgage Loan that is not secured by an interest in a leasehold estate, the Mortgaged Property is a fee simple estate that consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform with the Underwriting Guidelines. At the date of origination of the related Mortgage Loan, no portion of the related Mortgaged Property was used for commercial purposes, and, to the Seller's knowledge, since the date of origination of such Mortgage Loan, no portion of the related Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. None of the Mortgaged Properties are manufactured homes, log homes, mobile homes, geodesic domes or other unique property types.

                  (i) The Mortgage is a valid, existing, perfected and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (A) specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property and (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has the full right to sell and assign the same to the Purchaser. With respect to any Cooperative Loan, the Security Agreement is a valid, subsisting and enforceable first priority security interest on the related Cooperative Shares securing the Mortgage Note, subject only to
         (a) liens of the related residential Cooperative Corporation for unpaid assessments representing the Mortgagor's pro rata share of the related residential Cooperative Corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Security Agreement.

                  (j) The Mortgage Note, the related Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.

                  (k) All parties to the Mortgage Note, the Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

                  (l) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

                  (m) The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and any qualification requirements of, with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state.

                  (n) The Mortgage Loan is covered by an ALTA or CLTA lender's title insurance policy, acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, issued by a title insurer acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (ii) and (iii) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller and its successors and assigns are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act. No claims have been made under such lender's title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

                  (o) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.

                  (p) There are no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

                  (q) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

                  (r) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.

                  (s) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loans identified on the related Mortgage Loan Schedule have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month. As to each Adjustable Rate Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down as provided in the Mortgage Note; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap. Each Mortgage Note evidencing a Mortgage Loan other than an Adjustable Rate Mortgage Loan requires a Monthly Payment which is sufficient to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate. Each Mortgage Note evidencing an Adjustable Rate Mortgage Loan requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and
         (ii) during the period following each Adjustment Date, to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. No Mortgage Note evidencing an Adjustable Rate Mortgage Loan permits negative amortization. Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise indicated in the related Term Sheet, no Mortgage Loan is a Convertible Mortgage Loan.

                  (t) There is no proceeding pending or, to the Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

                  (u) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including
         (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. At the date of origination of the related Mortgage Loan, the related Mortgaged Property was, and as of the related Closing Date the related Mortgaged Property is, not subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor, as of the date of origination of such Mortgage Loan had, and as of the related Closing Date has, not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

                  (v) The Mortgage Note and Mortgage are on forms acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, at the time of origination and were underwritten in conformance with the Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner as permitted under the Underwriting Guidelines.

                  (w) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (h) above.

                  (x) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

                  (y) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (z) The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation, balloon payment or other contingent interest feature, nor does it contain any "buydown" provision which is currently in effect.

                  (aa) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

                  (bb) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

                  (cc) No Mortgage Loan has an LTV at origination in excess of 95%. Each Conventional Mortgage Loan with an LTV at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to Fannie Mae or Freddie Mac at the time of origination, which insures that portion of the Conventional Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by Fannie Mae. Each Non-Conventional Mortgage Loan with an LTV at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FHA or VA, as applicable, at the time of origination, which insures that portion of the Non-Conventional Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property as required by FHA or VA, as applicable. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until the LTV of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser.

                  (dd) The Mortgaged Property is lawfully occupied under applicable law, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

                  (ee) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

                  (ff) All payments required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, there are no material defaults under the terms of the Mortgage Loan and no Mortgage Loan has been more than thirty (30) days delinquent more than once in the twelve month period immediately prior to the related Cut-off Date.

                  (gg) None of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

                  (hh) With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or which have been submitted for recording and not yet returned.

                  (ii) Immediately prior to the payment of the related Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note. The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans. Following the sale of the Mortgage Loans, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement. After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loans and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loans, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

                  (jj) Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to, with respect to the Conventional Mortgage Loans, Fannie Mae and Freddie Mac, and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

                  (kk) The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

                  (ll) With respect to a Mortgage Loan that is not a Cooperative Loan, the Mortgaged Property is located in the state identified in the related Mortgage Loan

         Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings (or underlying Cooperative Property, in the case of a Cooperative Loan), and with respect to the Non-Conventional Mortgage Loans, the applicable HUD or VA requirements regarding such dwellings (or underlying Cooperative Property, in the case of a Cooperative Loan), and no residence or dwelling is a mobile home or manufactured dwelling.

                  (mm) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac eligibility requirements for sale to Fannie Mae or Freddie Mac, as the case may be, or is located in a condominium or planned unit development project which has received Fannie Mae or Freddie Mac project approval or as to which Fannie Mae's and Freddie Mac's eligibility requirements have been waived. With respect to the Non-Conventional Mortgage Loans, if the Mortgaged Property is a condominium or planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets HUD or VA eligibility requirements or is located in a condominium or planned unit development project which has received HUD or VA project approval and the representations and warranties required by HUD or VA with respect to such condominium or planned unit development have been made and remain true and correct in all material respects

                  (nn) The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

                  (oo) Each Mortgage Loan is a "qualified mortgage" within
         Section 860G(a)(3) of the Code.

                  (pp) With respect to each Mortgage where a lost note affidavit has been delivered in place of the related Mortgage Note, the related Mortgage Note is no longer in existence. Each such lost note affidavit is substantially in the form attached hereto as Exhibit 7.

                  (qq) No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or any originator or servicer or the Mortgagor or on the part of any other party involved in the origination of the Mortgage Loan.

                  (rr) The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been acceptable to Fannie Mae and Freddie Mac and with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable.

                  (ss) The Mortgagor is not in bankruptcy and is not insolvent and neither the Seller nor the Servicer have any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage Loan.

                  (tt) The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested by the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or other similar state statute.

                  (uu) No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

                  (vv) There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

                  (ww) No action, inaction, or event has occurred and no state of affairs exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, Primary Mortgage Insurance Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

                  (xx) With respect to any ground lease to which a Mortgaged Property may be subject: (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than the maturity date of the Mortgage Note.

                  (yy) With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

                  (zz) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit 2 attached hereto, except for such documents the originals of which have been delivered to the Custodian

                  (aaa) There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia. No Mortgage Loan that was originated on or after March 7, 2003, is a "high cost home loan" as defined under the Georgia Fair Lending Act, as amended.

                  (bbb) The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

                  (ccc) To the best of the Seller's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which material compliance with any environmental law, rule or regulation is an issue; and, to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

                  (ddd) The Seller, in its capacity as servicer for each Mortgage Loan, has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                  (eee) Each Mortgage Loan that is subject to a Prepayment Penalty as provided in the related Mortgage Note is identified on the related Mortgage Loan Schedule. With


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

         respect to Mortgage Loans originated prior to October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of five (5) years following origination. With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination.

                  (fff) No Mortgage Loan is (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); provided that any Mortgage Loan secured by a Mortgaged Property in Illinois characterized as a "threshold" loan shall not be a "high cost" loan unless it is characterized as "predatory" under applicable local law.

                  (ggg) No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies.

                  (hhh) No Mortgage Loan is secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related lease.

                  (iii) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Shares that are pledged as security for the Mortgage Loan are held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code).

                  (jjj) Each FHA Mortgage Loan was underwritten in accordance with FHA standards and is fully-insured by the FHA, which insurance is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the FHA insurance, and all prior transfers, if any, of the Mortgage Loan have been, and the transactions contemplated herein are, in compliance with the FHA regulations, and no circumstances exist with respect to the FHA Mortgage Loan which would permit the FHA to deny coverage under the FHA insurance.

                  (kkk) Each VA Mortgage Loan was underwritten in accordance with VA standards and is guaranteed by the VA, which guaranty is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the VA guaranty (other than a potential valuation of the related Mortgaged Property), and all prior transfers, if any, of the Mortgage Loan have been, and the transactions contemplated herein are, in compliance with VA regulations, and no circumstances exist with respect to the VA Mortgage Loan which would permit the VA to deny coverage under the FHA guaranty.

                  (lll) No Mortgage Loan is a VA Vendee Loan, Title I Loan or
         Section 325 Loan.


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

         Subsection 7.02 Seller and Servicer Representations.

The Seller and the Servicer hereby represent and warrant to the Purchaser that, as to itself as of the related Closing Date:

                  (a) It is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it. It is an approved seller/servicer in good standing of conventional residential mortgage loans for Fannie Mae or Freddie Mac and is a HUD-approved mortgagee under Section 203 of the National Housing Act. It has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by it and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the Purchaser, evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by it to make this Agreement valid and binding upon it in accordance with the terms of this Agreement.

                  (b) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

                  (c) The consummation of the transactions contemplated by this Agreement are in its ordinary course of business and will not result in the breach of any term or provision of its articles of association or by-laws or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.

                  (d) Its transfer, assignment and conveyance of the Mortgage Notes and the Mortgages pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (e) There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against it which, either individually or in the aggregate, would result in any material adverse change in its business, operations, financial condition, properties or assets, or in any material impairment of its right or ability to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with its obligations contemplated herein, or which would materially impair its ability to perform under the terms of this Agreement.

                  (f) It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                  (g) It acknowledges and agrees that the Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

                  (h) It has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

                  (i) It is solvent and the sale of the Mortgage Loans will not cause it to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of its creditors.

                  (j) It has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

                  (k) The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon the Underwriting Guidelines in effect at the time of origination (with exceptions thereto exercised in a reasonable manner as permitted under the Underwriting Guidelines), and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated.

                  (l) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

                  (m) Seller has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by HUD, the OTS, the OCC or the FDIC, if applicable, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located.

                  (n) The characteristics of the related Mortgage Loan Package are as set forth on the description of the pool characteristics for the applicable Mortgage Loan Package delivered in connection with the related commitment letter by and between the Seller and the Purchaser relating to such Mortgage Loan Package.

         Subsection 7.03 Remedies for Breach of Representations and Warranties.

         It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by the Seller, the Servicer or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the interest of the Purchaser in or the value of the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

         Within sixty (60) days after the earlier of either discovery by or notice to either the Seller or the Servicer of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest of the Purchaser therein, the Seller or the Servicer, as the case may be, shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall repurchase such Mortgage Loan or Mortgage Loans at the Repurchase Price. Notwithstanding the above sentence, within 60 days after the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clauses (oo), (zz), (aaa), (ddd), (eee), (ggg), (hhh) or
(iii) of Subsection 7.01, the Seller shall repurchase such Mortgage Loan at the Repurchase Price unless, in the case of clause (oo), such breach was cured. However, the Seller may, at its option, with the Purchaser's prior approval, such approval not to be withheld unreasonably, and assuming that the Seller has a Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Substitute Mortgage Loan or Substitute Mortgage Loans; provided, however, that any such substitution shall be effected within ninety (90) days after the related Closing Date. If the Seller has no Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by the Seller remitting by wire transfer to the Purchaser the amount of the related Repurchase Price.

         At the time of repurchase of any deficient Mortgage Loan (or removal of any Deleted Mortgage Loan), the Purchaser and the Seller shall arrange for the assignment of the repurchased Mortgage Loan (or Deleted Mortgage Loan) to the Seller or its designee and the delivery to the Seller of any documents held by the Purchaser relating to the repurchased Mortgage Loan in the manner required by this Agreement with respect to the purchase and sale of such Mortgage Loan on the related Closing Date. In the event a deficient Mortgage Loan is repurchased, the Seller shall, simultaneously with its remittance to the Purchaser of such related Repurchase Price, give written notice to the Purchaser that such repurchase has taken place. Upon such repurchase, the related Mortgage Loan Schedule shall simultaneously be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

         As to any Deleted Mortgage Loan for which the Seller substitutes one or more Substitute Mortgage Loans, the Seller shall effect such substitution by delivering to the Purchaser for each Substitute Mortgage Loan the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by Subsection 6.03. The Seller shall remit to the Servicer for distribution the Monthly Payment due on each Substitute Mortgage Loan in the month following the date of such substitution. Monthly Payments due with respect to Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by it in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Substitute Mortgage Loan. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Substitute Mortgage Loan, as of the date of substitution, the covenants, representations and warranties set forth in Subsections 7.01 and 7.02.

         For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, plus an amount equal to the aggregate of any Monthly Advances made with respect to such Deleted Mortgage Loans, shall be remitted to the Servicer by the Seller for distribution by the Servicer in the month of substitution. Accordingly, on the date of such substitution, the Seller will remit to the Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month's interest thereon at the Mortgage Loan Remittance Rate.

         In addition to such cure, repurchase and substitution obligations, the Seller or the Servicer shall indemnify the Purchaser and its present and former directors, officers, employees and agents, and hold such parties harmless against any out-of-pocket losses, penalties, fines, forfeitures, reasonable and necessary legal fees and expenses and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion by any third party that is based on or grounded upon, or resulting from, a breach of the Seller or the Servicer, as applicable, representations and warranties contained in this Agreement; provided, however, indemnification shall not be available for any economic losses of the Purchaser due to reinvestment losses, loss of investment income or any other special, indirect or consequential losses or damages. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement in accordance with the provisions of Section 29 hereof.

         No action may be brought against the Seller or the Servicer, as applicable, relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 with respect to any Mortgage Loan unless and until (i) discovery of such breach by the Purchaser or notice thereof by the Seller or the Servicer to Purchaser, (ii) failure by the Seller or the Servicer, as applicable, to cure such breach, repurchase such Mortgage Loan as specified above, substitute a Substitute Mortgage Loan for such Mortgage Loan as specified above and/or indemnify the Purchaser and (iii) demand upon the Seller or the Servicer, as applicable, by the Purchaser for compliance with the terms of this Agreement.

         It is understood and agreed that the obligations of the Seller or the Servicer, as applicable, set forth in this Subsection 7.03 to cure, repurchase or substitute for a defective Mortgage Loan and/or to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a breach of the representations and warranties set forth in Subsections 7.01 and 7.02.

         SECTION 8. Closing Conditions.

         The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date. The closing shall be either by telephone, confirmed by letter or wire as the parties hereto shall agree, or conducted in person, at such place as the parties hereto shall agree.

         The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

         (a) the Seller shall have delivered to the Purchaser the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis;

         (b) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date (or, with respect to Subsection 7.01, such other date specified therein) in all material respects and no default shall have occurred hereunder which, with notice or the passage of time or both, would constitute an Event of Default hereunder;

         (c) the Purchaser shall have received from the custodian an initial certification with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

         (d) the Purchaser shall have received originals of the related Term Sheet executed by the Seller and a funding memorandum setting forth the Purchase Price(s), and the accrued interest thereon, for the Mortgage Loan Package; and

         (e) all other terms and conditions of this Agreement and the related Term Sheet to be satisfied by the Seller shall have been complied with in all material respects.

         Upon satisfaction of the foregoing conditions, the Purchaser shall pay to the Seller on such Closing Date the Purchase Price for the related Mortgage Loan Package, plus accrued interest pursuant to Section 4 of this Agreement.

         SECTION 9. Closing Documents.

         On the related Closing Date, the Seller shall deliver to the Purchaser's attorneys in escrow fully executed originals of:

         (a) this Agreement (to be executed and delivered only for the initial Closing Date);

         (b) the Term Sheet, executed in two (2) counterparts;

         (c) with respect to the initial Closing Date, the Custodial Agreement, dated as of the initial Cut-off Date;

         (d) with respect to the initial Closing Date, a Custodial Account Certification in the form attached as Exhibit 4 hereto;

         (e) with respect to the initial Closing Date, an Escrow Account Certification in the form attached as Exhibit 5 hereto;

         (f) the related Mortgage Loan Schedule, segregated by Mortgage Loan Package, with respect to the initial Closing Date, one copy to be attached hereto, and with respect to all Closing Dates, one copy to be attached to the Custodian's counterpart of the Custodial Agreement, and one copy to be attached to the related Term Sheet as the Mortgage Loan Schedule thereto;

         (g) with respect to the initial Closing Date, an Officer's Certificate, in the form of Exhibit 10 hereto with respect to the Seller, including all attachments thereto; and

         (h) with respect to the initial Closing Date, an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit 11 hereto.

         SECTION 10. Costs.

         The Seller and the Servicer shall pay any commissions due their salesmen and the legal fees and expenses of their attorneys. The Purchaser shall pay the cost of delivering the Mortgage Files to the Purchaser or its designee, the cost of recording the Assignments of Mortgage, any custodial fees incurred in connection with the release of any Mortgage Loan Documents as may be required by the servicing activities hereunder and all other costs and expenses incurred in connection with the sale of the Mortgage Loans by the Seller to the Purchaser, including without limitation the Purchaser's attorneys' fees.

         SECTION 11. Administration and Servicing of Mortgage Loans.

         Subsection 11.01 Servicer to Act as Servicer; Subservicing.

         The Servicer, as an independent contractor, shall service and administer the Mortgage Loans in accordance with this Agreement and Customary Servicing Procedures and the terms of the Mortgage Notes and Mortgages, and shall have full power and authority, acting alone or through subservicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer shall service the Mortgage Loans in accordance with the guidelines of the applicable governing agency, including, with respect to the Non-Conventional Mortgage Loans, FHA or VA, as applicable, and shall comply with all of the rules and regulations as set forth by each applicable agency. The Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder. Notwithstanding anything to the contrary, the Servicer may delegate any of its duties under this Agreement to one or more of its affiliates without regard to any of the requirements of this section; provided, however, that the Servicer shall not be released from any of its responsibilities hereunder by virtue of such delegation. The Mortgage Loans may be subserviced by one or more unaffiliated subservicers on behalf of the Servicer provided (i) with respect to the Conventional Mortgage Loans, each subservicer is a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac and, (ii) with respect to the Non-Conventional Mortgage Loans, each subservicer is an eligible FHA and VA servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for imposed by FHA or VA, or which would require notification to FHA or VA. The Servicer shall pay all fees and expenses of the subservicer from its own funds (provided that any such expenditures that would constitute Servicing Advances if made by the Servicer hereunder shall be reimbursable to the Servicer as Servicing Advances), and the subservicer's fee shall not exceed the Servicing Fee.

         At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. If the Servicer's responsibilities and duties under this Agreement are terminated and if requested to do so by the Purchaser, the Servicer shall at its own cost and expense terminate the rights and responsibilities of the subservicer as soon as is reasonably possible. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the subservicer from the Servicer's own funds without reimbursement from the Purchaser.

         The Servicer shall be entitled to enter into an agreement with the subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving the subservicer shall be deemed to be between the subservicer and Servicer alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the subservicer including no obligation, duty or liability of Purchaser to pay the subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when the subservicer has received such payment.

         Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, and the Servicer has the consent of the Purchaser) the Servicer shall not enter into any payment plan or agreement to modify payments with a Mortgagor resulting in the impairment of coverage under the MIC or LCG, as applicable, lasting more than six (6) months or permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Initial Rate Cap (if applicable), the Periodic Rate Cap (if applicable) or the Gross Margin (if applicable), defer or forgive the payment of any principal or interest, change the outstanding principal amount (except for actual payments of principal), make any future advances or extend the final maturity date, as the case may be, with respect to such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer in its own name or acting through subservicers or agents is hereby authorized and empowered by the Purchaser when the Servicer believes it appropriate and reasonable in its best judgment, to execute and deliver, on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Subsection 11.13.

         The Servicer shall notify the Purchaser of its intention to institute any foreclosure proceeding no fewer than ten (10) days prior to initiating such proceeding. The Servicer shall notify the Purchaser of its intention to accept a deed-in-lieu of foreclosure or a partial release of any of the Mortgaged Property subject to the lien of the Mortgage no fewer than ten (10) days prior to accepting such deed-in-lieu or partial release and shall only accept such deed-in-lieu or grant such partial release if the Purchaser has not objected before the end of the tenth day after delivery of such notice. In connection with any foreclosure sale, the Servicer shall consult with the Purchaser with regard to a bid price for the related Mortgaged Property and shall set such bid price in accordance with the Purchaser's instructions. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with all applicable laws, rules and regulations and shall provide to the Mortgagors any reports required to be provided to them thereby. The Purchaser shall furnish to the Servicer any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, if the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or waste, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser's expense, provided that the Purchaser has provided consent (not to be unreasonably withheld) to such inspection prior thereto. Upon completion of the inspection, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the inspection, the Purchaser shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

         Subsection 11.02 Liquidation of Mortgage Loans.

         In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Servicer shall commence foreclosure proceedings in accordance with Customary Servicing Procedures and the guidelines set forth by Fannie Mae or Freddie Mac and FHA or VA, as applicable. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances. If the portion of any Liquidation Proceeds allocable as a recovery of interest on any Mortgage Loan is less than the full amount of accrued and unpaid interest on such Mortgage Loan as of the date such proceeds are received, then the applicable Servicing Fees with respect to such Mortgage Loan shall be paid first and any amounts remaining thereafter shall be distributed to the Purchaser.

         Subsection 11.03 Collection of Mortgage Loan Payments.

         Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. Further, the Servicer will in accordance with Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, premiums for Primary Mortgage Insurance Policies, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Subsection 11.04 Establishment of Custodial Account; Deposits in Custodial Account.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the "Custodial Account"), titled "Bank of America, N.A., in trust for Morgan Stanley Mortgage Capital Inc. as Purchaser of Mortgage Loans and various Mortgagors." Such Custodial Account shall be established with a commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of the Servicer) which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts. The Custodial Account shall initially be established and maintained at Bank of America, N.A., or any successor thereto, and shall not be transferred to any other depository institution without the Purchaser's approval, which shall not unreasonably be withheld. In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 4 hereto.

         The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the related Cut-off

Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date):

                  (a) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (b) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate;

                  (c) all Liquidation Proceeds;

                  (d) all proceeds received by the Servicer under any title insurance policy, hazard insurance policy, Primary Mortgage Insurance Policy or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

                  (e) all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures;

                  (f) any amount required to be deposited in the Custodial Account pursuant to Subsections 11.15, 11.17 and 11.19;

                  (g) any amount required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 11.13;

                  (h) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to the provisions of Subsection 7.03 and all amounts required to be deposited by the Servicer in connection with shortfalls in principal amount of Substitute Mortgage Loans pursuant to Subsection 7.03;

                  (i) with respect to each Principal Prepayment in full, an amount (to be paid by the Servicer out of its own funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment in full, equals one month's interest on the amount of principal so prepaid for the month of prepayment at the applicable Mortgage Loan Remittance Rate; provided, however, that the Servicer's aggregate obligations under this paragraph for any month shall be limited to the total amount of Servicing Fees actually received with respect to the Mortgage Loans by the Servicer during such month; and

                  (j) amounts required to be deposited by the Servicer in connection with the deductible clause of any hazard insurance policy.

         The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary fees need not be deposited by the Servicer in the Custodial Account.

         The Servicer may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Servicer for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Servicer shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Purchaser) and shall not be sold or disposed of prior to maturity. Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal by the Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

         Subsection 11.05 Withdrawals From the Custodial Account.

         The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

                  (a) to make payments to the Purchaser in the amounts and in the manner provided for in Subsection 11.15;

                  (b) to reimburse itself for P&I Advances, the Servicer's right to reimburse itself pursuant to this subclause (b) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser with respect to such Mortgage Loan, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                  (c) to reimburse itself for any unpaid Servicing Fees and for unreimbursed Servicing Advances, the Servicer's right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser unless the Seller is required to repurchase a Mortgage Loan pursuant to Subsection 7.03, in which case the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the related Repurchase Price pursuant to Subsection 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

                  (d) to reimburse itself for unreimbursed Servicing Advances and for unreimbursed P&I Advances, to the extent that such amounts are nonrecoverable (as certified by the Servicer to the Purchaser in an Officer's Certificate) by the Servicer pursuant to subclause (b) or (c) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by a Seller pursuant to Subsection 7.03;

                  (e) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Subsection 12.01;

                  (f) to withdraw amounts to make P&I Advances in accordance with Subsection 11.17;

                  (g) to pay to itself any interest earned or any investment earnings on funds deposited in the Custodial Account, net of any losses on such investments;

                  (h) to withdraw any amounts inadvertently deposited in the Custodial Account; and

                  (i) to clear and terminate the Custodial Account upon the termination of this Agreement.

         Upon request, the Servicer will provide the Purchaser with copies of reasonably acceptable invoices or other documentation relating to Servicing Advances that have been reimbursed from the Custodial Account.

         Subsection 11.06 Establishment of Escrow Account; Deposits in Escrow Account.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow Account"), titled "Bank of America, N.A., in trust for Morgan Stanley Mortgage Capital Inc. as Purchaser of Mortgage Loans and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association (which may be a depository affiliate of Servicer), which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible institution for escrow accounts. The Escrow Account shall initially be established and maintained at Bank of America, N.A., or any successor thereto, and shall not be transferred to any other depository institution without the Purchaser's approval, which shall not unreasonably be withheld. In any case, the Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 5 hereto.

         The Servicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement and (b) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only in accordance with Subsection 11.07 hereof. As part of its servicing duties, the


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

Servicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

         Subsection 11.07 Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account shall be made by the Servicer only
(a) to effect timely payments of ground rents, taxes, assessments, premiums for Primary Mortgage Insurance Policies, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse the Servicer for any Servicing Advance made by Servicer pursuant to Subsection
11.08 hereof with respect to a related Mortgage Loan, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account,
(g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (h) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (i) to withdraw suspense payments that are deposited into the Escrow Account, (j) to withdraw any amounts inadvertently deposited in the Escrow Account or (k) to clear and terminate the Escrow Account upon the termination of this Agreement.

         Subsection 11.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of premiums for Primary Mortgage Insurance Policies and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments, subject to its ability to recover such Servicing Advances pursuant to Subsections 11.05(c), 11.05(d) and 11.07(b). No costs incurred by the Servicer or subservicers in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating remittances to the Purchaser, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Subsection 11.09 Transfer of Accounts.

         The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, such consent not to be unreasonably withheld.

         Subsection 11.10 Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by an insurer acceptable to Fannie Mae or Freddie Mac and FHA or VA, as applicable, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and
(ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the National Flood Insurance Program, in an amount representing coverage not less than the lesser of (A) the minimum amount required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost basis (or the outstanding principal balance of the Mortgage Loan if replacement-cost basis is not available) or (B) the maximum amount of insurance available under the National Flood Insurance Program. The Servicer shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Program, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either its insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and FHA or VA, as applicable, and are licensed to do business in the state wherein the property subject to the policy is located.

         The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such

Mortgage Loan and the related development in a manner which is consistent with Fannie Mae or Freddie Mac requirements and FHA or VA requirements, as applicable.

         Subsection 11.11 Maintenance of Primary Mortgage Insurance Policy; Claims.

         With respect to each Mortgage Loan with a LTV in excess of 80%, the Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformance with Fannie Mae and FHA or VA requirements, as applicable. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the LTV of such Mortgage Loan is reduced to 80%. In the event that such Primary Mortgage Insurance Policy shall be terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be a qualified insurer, the Servicer shall obtain from another qualified insurer a replacement Primary Mortgage Insurance Policy. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 11.18, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

         In connection with its activities as servicer, the Servicer agrees to prepare and present or to assist the Purchaser in preparing and presenting, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Subsection 11.06, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Subsection 11.07.

         Subsection 11.12 Fidelity Bond; Errors and Omissions Insurance.

         The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. These policies must insure the Servicer against losses resulting from fraud, theft, errors, omissions, negligence, dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. The Fidelity Bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.

No provision of this Subsection 11.12 requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by FHA or VA, Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Guide, as amended or restated from time to time, as applicable, or in an amount as may be permitted to the Servicer by express waiver of FHA or VA and Fannie Mae or Freddie Mac, as applicable. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such Fidelity Bond or a certificate evidencing the same with a statement that the Servicer shall endeavor to provide written notice to the Purchaser thirty (30) days prior to modification or any material change.

         Subsection 11.13 Title, Management and Disposition of REO Property.

         (a) In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its nominee.

         (b) The Purchaser, by giving notice to the Servicer, may elect to manage and dispose of all REO Property acquired pursuant to this Agreement by itself. If the Purchaser so elects, the Purchaser shall assume control of REO Property at the time of its acquisition and the Servicer shall forward the related Mortgage File to the Purchaser as soon as is practicable. Promptly upon assumption of control of any REO Property, the Purchaser shall reimburse any related Servicing Advances or other expenses incurred by the Servicer with respect to that REO Property.

         (c) If the Purchaser has not informed the Servicer that it will manage REO Property, the provisions of this Subsection 11.13(c) shall apply. The Servicer shall cause to be deposited on a daily basis in the Custodial Account all revenues received with respect to the conservation of the related REO Property. The Servicer shall make distributions as required on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

         The disposition of REO Property shall be carried out by the Servicer. Upon the request of the Purchaser, and at the Purchaser's expense, the Servicer shall cause an appraisal of the REO Property to be performed for the Purchaser.

         The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Any disbursement in excess of $5,000 shall be made only with the written approval of the Purchaser. The Servicer shall bill the Purchaser for such costs upon the sale of the REO Property and shall not withdraw funds to cover such costs from the Custodial Account.

         If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code.

         Subsection 11.14 Servicing Compensation.

         As compensation for its services hereunder, the Servicer shall be entitled to retain the Servicing Fee from interest payments actually collected on the Mortgage Loans. Additional servicing compensation in the form of assumption fees, late payment charges, prepayment penalties and other ancillary income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Servicing Fee shall not be reduced by the amount of any guaranty fee payable to FHA or VA.

         Subsection 11.15 Distributions.

         On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the account designated in writing by the Purchaser of record on the preceding Record Date (a) all amounts credited to the Custodial Account at the close of business on the related Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05(b) through (h), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Subsection 11.17, minus (c) any amounts attributable to Principal Prepayments received after the end of the calendar month preceding the month in which the Remittance Date occurs, minus
(d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the related Due Date.

         With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Bank of America, N.A., or its successor, as its prime lending rate, adjusted as of the date of each change, plus two percent (2%), but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day immediately preceding the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         Subsection 11.16 Statements to the Purchaser.

         Not later than five (5) days prior to each related Remittance Date, the Servicer shall forward to the Purchaser a statement, substantially in the form of Exhibit 8 and certified by a

Servicing Officer, setting forth on a loan-by-loan basis: (a) the amount of the distribution made on such Remittance Date which is allocable to principal and allocable to interest; (b) the amount of servicing compensation received by the Servicer during the prior calendar month; and (c) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the preceding month. Such statement shall also include information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage Loans which are either one (1), two (2) or three (3) or more months delinquent and the book value of any REO Property. The Servicer shall submit to the Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported. Such liquidation report shall be incorporated into the remittance report delivered to Purchaser in the form of Exhibit 8 hereto. The Servicer shall also provide such information as set forth above to the Purchaser in electronic form in the Servicer's standard format, a copy of which has been provided by the Servicer.

         In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Person that was a Purchaser at any time during such calendar year. Such report shall state the aggregate of amounts distributed to the Purchaser for such calendar year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code.

         The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority, the Mortgagor or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare federal income tax returns as the Purchaser may reasonably request from time to time.

         Subsection 11.17 Advances by the Servicer.

         On the Business Day immediately preceding each related Remittance Date, the Servicer shall either (a) deposit in the Custodial Account from its own funds an amount equal to the aggregate amount of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date (each such advance, a "P&I Advance"), (b) cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Subsection 11.17, used by the Servicer in discharge of any such P&I Advance or (c) make P&I Advances in the form of any combination of (a) or (b) aggregating the total amount of advances to be made. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Servicer's obligation to make P&I Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of a Mortgage Loan, or through the last related Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a

Mortgage Loan; provided, however, that such obligation shall cease if the Servicer, in its good faith judgment, determines that such P&I Advances would not be recoverable pursuant to Subsection 11.05(d). The determination by the Servicer that a P&I Advance, if made, would be nonrecoverable, shall be evidenced by an Officer's Certificate of the Servicer, delivered to the Purchaser, which details the reasons for such determination.

         Subsection 11.18 Assumption Agreements.

         The Servicer will use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note; provided that, subject to the Purchaser's prior approval, the Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto; provided, however, the Servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any, or if the exercise of such rights would impair or threaten to impair any recovery under the related MIC or LGC. In connection with any such assumption, the outstanding principal amount, the Monthly Payment, the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Gross Margin (if applicable), the Initial Rate Cap (if applicable) or the Periodic Rate Cap (if applicable) of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased. If an assumption is allowed pursuant to this Subsection 11.18, the Servicer, with the prior consent of the issuer of the Primary Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

         Subsection 11.19 Satisfaction of Mortgages and Release of Mortgage
         Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will obtain the portion of the Mortgage File that is in the possession of the Purchaser or its designee, prepare and process any required satisfaction or release of the Mortgage and notify the Purchaser in accordance with the provisions of this Agreement. The Purchaser agrees to deliver to the Servicer (or cause to be delivered to the Servicer) the original Mortgage Note for any Mortgage Loan not later than five
(5) Business Days following its receipt of a notice from the Servicer that such a payment in full has been received or that a notification has been received that such a payment in full shall be made. Such Mortgage Note shall be held by the Servicer, in trust, for the purpose of canceling such Mortgage Note and delivering the canceled Mortgage Note to the Mortgagor in a timely manner as and to the extent provided under any applicable federal or state law.

         In the event the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any right the Purchaser may have under the mortgage instruments, the

Servicer shall remit to the Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Fidelity Bond shall insure the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         Subsection 11.20 Annual Statement as to Compliance.

         Within seventy-five (75) days after the Servicer's fiscal year end, beginning with the fiscal year end 2003, the Servicer will deliver to the Purchaser an Officer's Certificate stating that (a) a review of the activities of the Servicer during the preceding calendar year and if performance under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

         Subsection 11.21 Annual Independent Public Accountants' Servicing
         Report.

         Within seventy-five (75) days after the Servicer's fiscal year end, beginning with the fiscal year end 2003, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

         Subsection 11.22 Servicer Shall Provide Access and Information as Reasonably Required.

         The Servicer shall provide to the Purchaser, and for any Purchaser insured by FDIC or NAIC, the supervisory agents and examiners of FDIC and OTS or NAIC, access to any documentation regarding the Mortgage Loans which may be required by applicable regulations. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Servicer.

         In addition, the Servicer shall furnish upon request by the Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and applicable regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Purchaser may require. The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

         Subsection 11.23 Inspections.

         The Servicer shall inspect the Mortgaged Property as often deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than sixty (60) days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Customary Servicing Procedures or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep written report of each such inspection and shall provide a copy of such inspection to the Purchaser upon the request of the Purchaser.

         Subsection 11.24 Restoration of Mortgaged Property.

         The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Customary Servicing Procedures. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                  (a) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

                  (b) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

                  (c) the Servicer shall verify that the Mortgage Loan is not in default; and

                  (d) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

         If the Purchaser is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

         SECTION 12. The Servicer.

         Subsection 12.01 Indemnification; Third Party Claims.

         (a) The Servicer agrees to indemnify and hold harmless the Purchaser, any successor servicer and their respective present and former directors, officers, employees and agents harmless from any and all claims, losses, penalties, fines, forfeitures, legal fees and expenses, related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way related to the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement.

         (b) The Servicer shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and the Servicer shall assume (with the written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees. If the Servicer has assumed the defense of the Purchaser, the Servicer shall provide the Purchaser with a written report of all expenses and advances incurred by the Servicer pursuant to this Subsection 12.01 and the Purchaser shall promptly reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Servicer to service the Mortgage Loans in accordance with the terms of this Agreement.

         For purposes of this Subsection 12.01, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under Section 29 of this Agreement.

         Subsection 12.02 Merger or Consolidation of the Servicer.

         The Servicer will keep in full effect its existence, rights and franchises as a national banking association, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to substantially all of the business of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Subsection 12.03 Limitation on Liability of the Servicer and Others.

         The duties and obligations of the Servicer shall be determined solely by the express provisions of this Agreement, the Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Servicer. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in accordance with Customary Servicing Procedures and otherwise in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on the Servicer herein; and, provided further, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of the willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Subsection 12.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

         Subsection 12.04 Seller and Servicer Not to Resign.

         Neither the Seller nor the Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer or the

Seller, as the case may be, and the Purchaser or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the unilateral resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser, which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation or assignment shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Subsection 14.02.

         SECTION 13. Default.

         Subsection 13.01 Events of Default.

         In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

                  (a) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

                  (b) failure by the Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

                  (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

                  (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer's property;

                  (e) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (f) the Servicer shall cease to be qualified to do business under the laws of any state in which a Mortgaged Property is located, but only to the extent such qualification is necessary to ensure the enforceability of each Mortgage Loan and to perform the Servicer's obligations under this Agreement; or

                  (g) the Servicer shall fail to meet the servicer eligibility qualifications of Fannie Mae or the Servicer shall fail to meet the servicer eligibility qualifications of Freddie Mac;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer, may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon receipt by the Servicer of such written notice from the Purchaser stating that they intend to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Subsection 14.02. Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor's possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Servicer's sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         Subsection 13.02 Waiver of Default.

         The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

         SECTION 14. Termination.

         Subsection 14.01 Termination.

         The respective obligations and responsibilities of the Servicer, as servicer, shall terminate upon (a) the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Servicer), (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder or (c) by mutual consent of the Servicer and the Purchaser in writing. Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Purchaser's sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder as servicer, including,F without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         Subsection 14.02 Successors to the Servicer.

         Prior to the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Subsections 12.04, 13.01 or 14.01, the Purchaser shall, (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement upon such termination. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Subsections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned Subsections shall not become effective until a successor shall be appointed pursuant to this Subsection and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03, it being understood and agreed that the provisions of such Subsections 7.01 and 7.02 shall be applicable to the Seller notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to Subsections 12.04, 13.01 or 14.01 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation.

         The Servicer shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

         Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Purchaser of such appointment.

         SECTION 15. Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

         (a)      if to the Purchaser:

                  Morgan Stanley Mortgage Capital Inc.
                  1633 Broadway
                  New York, New York  10019
                  Attention:  Whole Loan Operations Manager

         (b)      if to the Seller:

                  Bank of America, N.A.
                  201 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attention:  Secondary Marketing Manager

         (c)      if to the Servicer:

                  Bank of America, N.A.
                  475 Crosspoint Parkway
                  Getzville, New York  14068-9000
                  Attention:  Servicing Manager

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         SECTION 16. Severability Clause.

         Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         SECTION 17. No Partnership.

         Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

         SECTION 18. Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         SECTION 19. Governing Law.

EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK OR ANY OTHER JURISDICTION.

         SECTION 20. Intention of the Parties.

         It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

         It is not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (a) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (b) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller to the Purchaser of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

         SECTION 21. Waivers.

         No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         SECTION 22. Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         SECTION 23. General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (d) reference to a Subsection without further reference to a
         Section is a reference to such Subsection as contained in the same
         Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

         SECTION 24. Reproduction of Documents.

         This Agreement and all documents relating thereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party hereto in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 25. Amendment.

         This Agreement may be amended from time to time by the Purchaser, the Seller and the Servicer by written agreement signed by the parties hereto.

         SECTION 26. Confidentiality.

         Each of the Purchaser, the Seller and the Servicer shall employ proper procedures and standards designed to maintain the confidential nature of the terms of this Agreement, except to the extent (a) the disclosure of which is reasonably believed by such party to be required in connection with regulatory requirements or other legal requirements relating to its affairs; (b) disclosed to any one or more of such party's employees, officers, directors, agents, attorneys or accountants who would have access to the contents of this Agreement and such data and information in the normal course of the performance of such person's duties for such party, to the extent such party has procedures in effect to inform such person of the confidential nature thereof; (c) that is disclosed in a prospectus, prospectus supplement or private placement memorandum relating to a Securitization of the Mortgage Loans by the Purchaser (or an affiliate assignee thereof) or to any person in connection with the resale or proposed resale of all or a portion of the Mortgage Loans by such party in accordance with the terms of this Agreement; and (d) that is reasonably believed by such party to be necessary for the enforcement of such party's rights under this Agreement.

         Notwithstanding any other express or implied agreement to the contrary, each of the Purchaser and the Seller agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

         SECTION 27. Entire Agreement.

         This Agreement constitutes the entire agreement and understanding relating to the subject matter hereof between the parties hereto and any prior oral or written agreements between them shall be deemed to have merged herewith.

         SECTION 28. Further Agreements; Securitization.

         The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each, a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

         (a) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each, a "Fannie Mae Transfer"); or

         (b) Freddie Mac (the "Freddie Mac Transfer"); or

         (c) one or more third party purchasers in one or more Whole Loan Transfers;

         (d) or one or more trusts or other entities to be formed as part of one or more Securitizations.

         The Seller, the Servicer and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         The Seller and the Servicer each agree to enter into additional documents, instruments or agreements as may be necessary to effect one or more Whole Loan Transfers, Agency Transfers or Securitizations of the Mortgage Loans, including without limitation documents which contain representations to the Purchaser and the applicable depositor, trustee and initial purchaser of the Securities in the Securitization (1) that the Seller has serviced the Mortgage Loans in accordance with the terms of the Agreement, and otherwise complied with all covenants and obligations thereunder, and (2) that the Seller has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans. The parties also agree that the provisions of this Agreement may be altered in a manner reasonably acceptable to the Servicer if necessary to effect a Securitization (including, but not limited to, any changes required (i) to satisfy rating agency requirements or (ii) to qualify for treatment as one or more real estate mortgage investment conduits) or an Agency Transfer. The Seller agrees to restate to the Purchaser, the applicable depositor and trustee the representations and warranties contained in Subsection 7.01 of this Agreement as of the applicable Closing Date and in Subsection 7.02 of this Agreement as of the closing date of the applicable Securitization if required by the Purchaser. In addition, the Seller shall indemnify the Purchaser, each affiliate of the Purchaser participating in the Reconstitution and each Person who controls the Purchaser or such affiliate, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses arising out of any material misstatements or omissions contained in any information provided to the Purchaser and included in any disclosure statements distributed by the Purchaser; provided, however, that the Purchaser shall indemnify the Seller, its successors and assigns and each Person who controls the Seller, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses arising out of any material misstatements or omissions contained in all other information the Purchaser may disclose in connection with the Reconstitution. For purposes of the preceding sentence, "Purchaser" shall mean the Person then acting as Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under Section 29 of this Agreement. With respect to each Agency Transfer by the Purchaser, the Seller and the Servicer agree to cooperate with the Purchaser as may be necessary to effect such Agency Transfer, including, without limitation, entering into additional agreements whereby the Servicer shall service the Mortgage Loans in accordance with either the Fannie Mae Guides or the Freddie Mac Guide, as applicable.

         With respect to any Mortgage Loans sold in a Securitization Transfer where the Servicer is the servicer, the Servicer agrees that on or before March 15th of each year beginning March 15, 2004, the Servicer shall deliver to the depositor, the master servicer (if any) and the trustee for the securitization trust in the Securitization Transfer, and their officers, directors and affiliates, a certification in the form attached as Exhibit 13 hereto, executed by an officer of the Servicer for use in connection with any Form 10-K to be filed with the Securities and Exchange Commission with respect to the securitization trust. The Servicer shall indemnify and hold harmless the depositor, the master servicer (if any) and the trustee, and their respective officers, directors and Affiliates, from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other, in connection with a breach of the Servicer's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith.

         The parties also agree that the provisions of this Agreement may be altered in a manner reasonably acceptable to the Servicer if necessary to effect a Securitization (including, but not limited to, any changes required (i) to satisfy Rating Agency requirements or (ii) to qualify for treatment as one or more real estate mortgage investment conduits).

         All reasonable out of pocket costs actually incurred by the Seller and the Servicer, including reasonable attorney's fees and accountant's fees, in connection with performing its obligations under this Section 28 with respect to a Reconstitution shall be paid or reimbursed by the Purchaser upon demand therefor.

         SECTION 29. Successors and Assigns.

         This Agreement shall bind and inure to the benefit of and be enforceable by the initial Purchaser, the Seller and the Servicer, and the respective successors and assigns of the Purchaser, the Seller and the Servicer. The initial Purchaser and any subsequent purchasers may assign this Agreement to any Person to whom any Mortgage Loan is transferred pursuant to a sale or financing upon prior written notice to the Servicer in accordance with the following paragraph; provided, however, that the Servicer shall not be required to service the Mortgage Loans for more than three (3) Persons for assignees of Morgan Stanley Mortgage Capital Inc. or its respective affiliates at any time and shall not recognize any assignment of this Agreement to the extent that following such assignment more than such number of Persons would be purchasers hereunder. As used herein, the trust formed in connection with a Securitization shall be deemed to constitute a single "Person." Upon any such assignment and written notice thereof to the Servicer, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Mortgage

Loans, shall be deemed to be a separate and distinct agreement between the Servicer and such purchaser, and a separate and distinct agreement between the Servicer and each other purchaser to the extent of the other related Mortgage Loan or Mortgage Loans.

         At least five (5) Business Days prior to the end of the month preceding the date upon which the first remittance is to be made to an assignee of the Purchaser, the Purchaser shall provide to the Servicer written notice of any assignment setting forth: (a) the Servicer's applicable Mortgage Loan identifying number for each of the Mortgage Loans affected by such assignment;
(b) the aggregate scheduled transfer balance of such Mortgage Loans; and (c) the full name, address and wiring instructions of the assignee and the name and telephone number of an individual representative for such assignee, to whom the Servicer should: (i) send remittances; (ii) send any notices required by or provided for in this Agreement; and (iii) deliver any legal documents relating to the Mortgage Loans (including, but not limited to, contents of any Mortgage File obtained after the effective date of any assignment).

         If the Purchaser has not provided the notice of assignment required by this Section 29, the Servicer shall not be required to treat any other Person as a "Purchaser" hereunder and may continue to treat the Purchaser which purports to assign the Agreement as the "Purchaser" for all purposes of this Agreement.

         SECTION 30. Non-Solicitation.

         From and after the Closing Date, the Seller, the Servicer and any of their respective affiliates hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on its behalf, to personally, by telephone or mail, solicit a Mortgagor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date and none of the Seller, the Servicer or any of their respective affiliates shall take any action to undermine these rights and benefits.

         Notwithstanding the foregoing, it is understood and agreed that the Seller, the Servicer or any of their respective affiliates:

                  (a) may advertise its availability for handling refinancings of mortgages in its portfolio, including the promotion of terms it has available for such refinancings, through the sending of letters or promotional material, so long as it does not specifically target Mortgagors and so long as such promotional material either is sent to the mortgagors for all of the mortgages in the A-quality servicing portfolio of the Seller, the Servicer and any of their affiliates (those it owns as well as those serviced for others) or sent to all of the mortgagors who have specific types of mortgages (such as FHA, VA, conventional fixed-rate or conventional adjustable-rate, or sent to those mortgagors whose mortgages fall within specific interest rate ranges;

                  (b) may provide pay-off information and otherwise cooperate with individual mortgagors who contact it about prepaying their mortgages by advising them of refinancing terms and streamlined origination arrangements that are available; and

                  (c) may offer to refinance a Mortgage Loan made within thirty
         (30) days following receipt by it of a pay-off request from the related Mortgagor.

         Promotions undertaken by the Seller or the Servicer or by any affiliate of the Seller or the Servicer which are directed to the general public at large (including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements), shall not constitute solicitation under this Section 30.

         SECTION 31. Protection of Consumer Information.

         The Purchaser agrees that the Purchaser (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except at the specific written direction of the Seller or the Servicer,
(iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access and (v) shall immediately notify the Seller of any actual or suspected breach of the confidentiality of Consumer Information.

         The Purchaser agrees that the Purchaser shall indemnify, defend and hold the Seller and the Servicer harmless from and against any loss, claim or liability the Seller or the Servicer may suffer by reason of the Purchaser's failure to perform the obligations set forth in this Section 31.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Purchaser, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.


                                   MORGAN STANLEY MORTGAGE CAPITAL INC.,

                                   as Purchaser





                                   By:      /s/ Kevin G. Chavers
                                            ------------------------------------
                                   Name:    Kevin G. Chavers
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------





                                   BANK OF AMERICA, N.A.,

                                   as Seller and as Servicer





                                   By:      /s/ Jill E. Payne
                                            ------------------------------------
                                   Name:    Jill E. Payne
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------


       [Signature Page to Flow Mortgage Loan Sale and Servicing Agreement,
                          dated as of October 1, 2003]

                                    EXHIBIT 1

                             MORTGAGE LOAN DOCUMENTS



With respect to each Mortgage Loan, the Mortgage Loan Documents shall consist of the following:

                  (a) the original Mortgage Note bearing all intervening endorsements, endorsed in blank and signed in the name of the Seller by an officer thereof or, if the original Mortgage Note has been lost or destroyed, a lost note affidavit substantially in the form of Exhibit 7 hereto;

                  (a) the original Assignment of Mortgage with assignee's name left blank;

                  (b) the original of any guarantee executed in connection with the Mortgage Note;

                  (c) the original Mortgage with evidence of recording thereon, or if any such mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded mortgage, a photocopy of such mortgage certified by the Seller to be a true and complete copy of the original recorded mortgage;

                  (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

                  (e) the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, a photocopy of such intervening assignment of mortgage, certified by the Seller to be a true and complete copy of the original recorded intervening assignment of mortgage;

                  (f) the original mortgagee title insurance policy including an Environmental Protection Agency Endorsement and, with respect to any Adjustable Rate Mortgage Loan, an adjustable-rate endorsement;

                  (g) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

                  (h) a copy of any applicable power of attorney;

                  (i) with respect to any Cooperative Loan, the applicable Cooperative Loan Documents; and


                                      1-1

(j) with respect to the Non-Conventional Mortgage Loans, the MIC or LGC, as applicable, or any other evidence of FHA insurance coverage or VA guaranty, as the case may be.


                                      1-2

                                    EXHIBIT 2


                         CONTENTS OF EACH MORTGAGE FILE


         With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, unless otherwise disclosed to the Purchaser on the data tape, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to the Purchaser:

                  (a) Copies of the Mortgage Loan Documents.

                  (b) Residential loan application.

                  (c) Mortgage Loan closing statement.

                  (d) Verification of employment and income, if required.

                  (e) Verification of acceptable evidence of source and amount of down payment.

                  (f) Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

                  (g) Residential appraisal report.

                  (h) Photograph of the Mortgaged Property.

                  (i) Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

                  (j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

                  (k) Copies of all required disclosure statements.

                  (l) If applicable, termite report, structural engineer's report, water potability and septic certification.

                  (m) Sales contract, if applicable.

                  (n) The Primary Mortgage Insurance policy or certificate of insurance or electronic notation of the existence of such policy, where required pursuant to the Agreement.

                  (o) Evidence of electronic notation of the hazard insurance policy, and, if required by law, evidence of the flood insurance policy.


                                      2-1

                                    EXHIBIT 3


                                    RESERVED



                                      3-1

                                    EXHIBIT 4


                     FORM OF CUSTODIAL ACCOUNT CERTIFICATION




                                                              _________ __, 2003

Bank of America, N.A. hereby certifies that it has established the account described below as a Custodial Account pursuant to Subsection 11.04 of the Flow Mortgage Loan Sale and Servicing Agreement, dated October 1, 2003, Residential Mortgage Loans.

Title of Account: "Bank of America, N.A., in trust for Morgan Stanley Mortgage Capital Inc., as Purchaser of Mortgage Loans and various Mortgagors."

Account Number:
                  --------------------------

Address of office or branch of
Bank of America, N.A. at which
the Custodial Account is maintained:    475 Crosspoint Parkway
                                        Getzville, New York  14068-9000



                                        BANK OF AMERICA, N.A.


                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------



                                      4-1

                                    EXHIBIT 5


                          ESCROW ACCOUNT CERTIFICATION




                                                              _________ __, 2003

Bank of America, N.A. hereby certifies that it has established the account described below as an Escrow Account pursuant to Subsection 11.06 of the Flow Mortgage Loan Sale and Servicing Agreement, dated October 1, 2003, Residential Mortgage Loans.

Title of Account: "Bank of America, N.A., in trust for Morgan Stanley Mortgage Capital Inc., as Purchaser of Mortgage Loans and various Mortgagors."

Account Number:
                  --------------------------

Address of office or branch of
Bank of America, N.A. at which
the Escrow Account is maintained:       475 Crosspoint Parkway
                                        Getzville, New York  14068-9000


                                        BANK OF AMERICA, N.A.


                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------


                                      5-1

                                    EXHIBIT 6


                             UNDERWRITING GUIDELINES


                          [ON FILE WITH THE PURCHASER]



                                      6-1

                                    EXHIBIT 7


                           FORM OF LOST NOTE AFFIDAVIT



         ________________________________________, being first duly sworn upon oath deposes and states:

         That he/she is authorized by Bank of America, N.A. ("B of A") to execute this Lost Note Affidavit on behalf of B of A. Notwithstanding anything contained herein, he/she shall have no personal liability pursuant to this Lost Note Affidavit.

         That the note dated ______________, executed by _______________ in the original principal sum of $____________, payable to the order of __________________ and secured by a mortgage (or deed of trust or other instrument creating a lien securing the Note (as defined below)) of even date on premises commonly known as ________________________________
____________________________, a copy of which is attached hereto as Exhibit A (the "Note") was lost and /or destroyed and the affiant herein has no knowledge of the location or whereabouts of said Note and said Note has not been paid, satisfied, transferred, assigned, pledged, or hypothecated in any way.

         NOW THEREFORE, for and in consideration of _______________and its successors and/or assigns, accepting a certified copy of the Note identified on Exhibit "A" in lieu of the original Note, B of A does hereby agree to defend, indemnify and hold harmless __________ _______________ its respective transferees, and their respective assigns (the "Indemnified") from and against any and all loss or damage, together with all reasonable costs, charges and expenses (whether or not a lawsuit is filed) (collectively, the "Loss") incurred as a result of the inability to enforce the Note in accordance with its terms due to the lack of an original Note or incurred by reason of any claim, demand, suit, cause of action or proceeding by a third party arising out of the Indemnified's inability to enforce the Note according to its terms or the inability to receive any related insurance proceeds due to the lack of an original Note by a third party. B of A shall pay any such Loss upon demand provided that B of A is notified of any such Loss in writing, after __________ or transferee becomes aware of same, at the following address: Bank of America, 201 North Tryon Street, 5th Floor, Charlotte, North Carolina 28255; Attention:
Secondary Marketing Manager; with copy to _______________________; Attention:
________________. B of A does hereby further agree that should the original Note ever be found by it, it will promptly notify _________________ or its respective transferees, or their respective assigns, as applicable, and upon receipt by B of A of the original Note, will endorse to _______________ or its designee or transferee, as applicable, without recourse, such original Note and promptly forward said Note to_______________ or its designee or transferee, as applicable. Upon receipt to the original Note by __________________ this indemnification agreement shall become null and void as to any loss accruing subsequent to _____________ ___________'s receipt of such original Note, however, B of A shall remain liable as to any loss accruing on or prior to __________________'s receipt of such original Note.


                                      7-1

         Executed this _______day of _________________, 200__.

                                          BANK OF AMERICA, N.A.



                                          By:
                                              ----------------------------------
                                          Witness:
                                                   -----------------------------

         Subscribed and sworn to before me this _______ day of_________________, 200__.


-----------------------------------
Notary Public


                                      7-2

                                    EXHIBIT 8

                        FORM OF MONTHLY REMITTANCE REPORT



                               [SELLER TO PROVIDE]



                                      8-1

                                    EXHIBIT 9

                               FORM OF TERM SHEET


                  CLOSING DATE:
                                -----------------

         This Term Sheet (together with the PPTA (as defined below), if any, this "Term Sheet"), dated as of _______ (the "Closing Date"), together with the related Purchase Price and Terms Agreement, if any, executed in connection with this Term Sheet by and between Bank of America, N.A. (the "Seller") and Morgan Stanley Mortgage Capital Inc. (the "Purchaser") (the "PPTA"), confirms the sale by the Seller to the Purchaser, and the purchase by the Purchaser from the Seller, of the first lien residential mortgage loans on a servicing retained basis described on the Mortgage Loan Schedule attached as Schedule I hereto (the "Mortgage Loans"), pursuant to the terms of the Flow Mortgage Loan Sale and Servicing Agreement (the "Flow Sale and Servicing Agreement"), dated as of October 1, 2003, by and between the Purchaser and the Seller. Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Flow Sale and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller does hereby bargain, sell, convey, assign and transfer to Purchaser without recourse, except as provided in the Flow Sale and Servicing Agreement, and on a servicing retained basis, all right, title and interest of the Seller in and to each of the Mortgage Loans, together with all documents maintained as part of the related Mortgage Files, all Mortgaged Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date or otherwise, all payments of principal and interest received on the Mortgage Loans after the Cut-off Date, all other unscheduled collections collected in respect of the Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing, subject, however, to the rights of the Seller under the Flow Sale and Servicing Agreement.

         To the extent of any inconsistency or conflict between or among the provisions of the related PPTA and the provisions hereof and of the Flow Sale and Servicing Agreement, the provisions of such PPTA shall govern and control. To the extent the provisions of the related PPTA are not inconsistent or do not conflict with the provisions hereof and of the Flow Sale and Servicing Agreement, the provisions hereof and of the Flow Sale and Servicing Agreement shall govern and control.

         The Seller has delivered to the Purchaser or its designee prior to the date hereof the documents with respect to each Mortgage Loan required to be delivered under the Flow Sale and Servicing Agreement.

         For purposes of the Mortgage Loans sold pursuant to this Term Sheet, certain terms shall be as set forth below:


                                      9-1

        Cut-off Date Principal Balance:    $
                                            ----------------------
        Closing Date:
                                            ----------------------
        Cut-off Date:
                                            ----------------------
        Purchase Price Percentage:                   %
                                            ---------
        Servicing Fee Rate:                          %
                                            ---------

                         [SIGNATURES ON FOLLOWING PAGE]


                                      9-2

         In WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Term Sheet as of the Closing Date referred to above.


MORGAN STANLEY MORTGAGE CAPITAL INC.       BANK OF AMERICA, N.A.
                                           as Seller
as Purchaser

By:                                        By:
    ---------------------------------          ---------------------------------
Name:                                      Name:
      -------------------------------            -------------------------------
Its:                                       Its:
     --------------------------------           --------------------------------
By:
    ---------------------------------
Name:
      -------------------------------
Its:
     --------------------------------


                                      9-3

                                   EXHIBIT 10

                     FORM OF SELLER'S OFFICER'S CERTIFICATE


                  I, [_____________], hereby certify that I am a duly elected [_____________] of Bank of America, N.A., a national banking association (the "Bank"), and further certify, on behalf of the Bank as follows:

                  1. Attached hereto as Attachment I are a true and correct copy of the Articles of Association and by-laws of the Bank as are in full force and effect on the date hereof. No event has occurred which has affected the good standing of the Bank under the laws of the United States.

                  2. No proceedings looking toward liquidation, dissolution or bankruptcy of the Bank or a merger pursuant to which the Bank would not be the surviving entity are pending or contemplated.

                  3. Each person who, as an officer or attorney-in-fact of the Bank, signed (a) the Flow Mortgage Loan Sale and Servicing Agreement (the "Sale Agreement"), dated October 1, 2003, by and between the Bank, as seller and as servicer, Morgan Stanley Mortgage Capital Inc., as purchaser, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Sale Agreement was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

                  4. All of the representations and warranties of the Bank contained in Subsections 7.01 and 7.02 of the Sale Agreement were true and correct in all material respects as of the Closing Date.

                  5. The Bank has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the Closing Date pursuant to the Sale Agreement.

                  All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale Agreement.


                                      10-1

                  IN WITNESS WHEREOF, I have hereunto signed my name on this ____ day of _______, 2003.

                                        BANK OF AMERICA, N.A.


                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------

I, _________________________, a ____________________ of Bank of America, N.A.,
hereby certify that __________________________ is a duly elected, qualified and acting _______________________ of the Seller and the Servicer and that the signature appearing above is such person's genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name on this ____ day of ____, 2003.

                                        BANK OF AMERICA, N.A.


                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------


                                      10-2

                                   EXHIBIT 11

                    FORM OF OPINION OF COUNSEL TO THE SELLER

October __, 2003

Morgan Stanley Mortgage Capital Inc.
1633 Broadway
New York, New York 10019

Ladies and Gentlemen:

                  I am Assistant General Counsel to Bank of America Corporation and have acted as special counsel to Bank of America, N.A. (the "Bank") in connection with the transactions referred to herein. In that capacity, I am familiar with the sale by the Bank of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Sale and Servicing Agreement by and between the Bank, as Seller and as Servicer, and Morgan Stanley Mortgage Capital Inc., as Purchaser, dated as of October 1, 2003 (the "Sale Agreement") and that certain Custodial Agreement by and between the Bank and Deutsche Bank Trust Company Americas, dated as of October 1, 2003 (the "Custodial Agreement" and, together with the Sale Agreement, the "Agreements"). Capitalized terms not otherwise defined herein have the meanings set forth in the Sale Agreement.

                  In connection with rendering this opinion letter, I have examined the Agreements and such other records and other documents as I have deemed necessary and relevant. As to matters of fact, I have examined and relied upon representations of the parties contained in the Agreements and, where I have deemed appropriate, representations and certifications of officers of the Bank or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to me as copies. I have assumed that all parties, except for the Bank, had the corporate power and authority to enter into and perform all obligations under such documents, and, as to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the validity, binding effect and enforceability of such documents. I have not examined the Mortgages, the Mortgage Loan Documents or other documents in the Mortgage Files (such documents, collectively, the "Mortgage Documents"), and I express no opinion concerning the conformity of any of the Mortgage Documents to the requirements of the Agreements.

                  The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina and the federal laws of the United States of America, and no opinion is expressed herein as to the laws of any other jurisdiction. For purposes of these opinions, I have disregarded the choice of law provision in the Agreements and, instead, have assumed that the Agreements are governed exclusively by the internal, substantive laws and judicial interpretation of the State of North Carolina. I assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if I become aware of any facts that might change the opinions expressed herein after the date of this opinion. I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.


                                      11-1

                  Based upon the foregoing, I am of the opinion that:

                  1. The Bank is duly organized and validly existing as a national banking association in good standing under the federal laws of the United States and has the requisite power and authority, corporate or other, to own its own properties and conduct its own business, as presently conducted by it, and to enter into and perform its obligations under the Agreements.

                  2. The Bank has authorized the execution, delivery and performance of the Agreements by all necessary corporate action and the Agreements have been duly executed and delivered by the Bank.

                  3. No consent, approval, authorization or order of any State of North Carolina or federal court or governmental agency or body is required for the execution, delivery and performance by the Bank of the Agreements or the consummation by the Bank of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

                  4. The Agreements constitute the legal, valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to the following:

                  (a) This opinion is subject to the effect of applicable bankruptcy, insolvency, receivership, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights generally.

                  (b) The opinion is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

                  5. The consummation of the transactions contemplated by, and the performance by the Bank of any other of the terms of, the Agreements, will not result in a breach of any term or provision of the articles of association or by-laws of the Bank or, to the best of my knowledge, conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other material agreement or instrument to which the Bank is a party or by which it is bound or any order of any State of North Carolina or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Bank.

                  6. To the best of my knowledge, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreements or (b) seeking to prevent the consummation of any of the transactions contemplated by the Agreements, which might materially and adversely affect the performance by the Bank of its obligations under, or the validity or enforceability of, the Agreements.

                  This opinion letter is rendered for the sole benefit of the persons or entities to which it is addressed, and no other person or entity is entitled to rely hereon without my prior written consent. Copies of this opinion letter may not be furnished to any other person or entity,


                                      11-2
nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.

                                  Very truly yours,


                                  Mark T. Cain
                                  Assistant General Counsel


                                      11-3

                                   EXHIBIT 12

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT


ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this "Agreement") made this _____ day of __________________, 200_, among BANK OF AMERICA, N.A., a national banking association (the "Servicer"), _________________________ a ________________________ (the "Assignee"), and MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation (the "Assignor").

                  WHEREAS, the Assignor and the Servicer have entered into a certain Flow Mortgage Loan Sale and Servicing Agreement dated as of October 1, 2003 (the "Sale and Servicing Agreement"), pursuant to which the Servicer sold certain mortgage loans listed on the mortgage loan schedule attached as an exhibit to the related Term Sheet, dated as of [____ __], 200_ (the "Term Sheet" and, together with the Sale and Servicing Agreement, the "Assigned Agreements");

                  WHEREAS, the Assignee has agreed on certain terms and conditions to purchase from the Assignor certain mortgage loans (the "Mortgage Loans"), which Mortgage Loans are subject to the provisions of the Assigned Agreements and are listed on the mortgage loan schedule attached as Exhibit 1 hereto (the "Mortgage Loan Schedule");

                  NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Assignment and Assumption.

                           (a) The Assignor hereby assigns to the Assignee all
                  of its right, title and interest in and to the Mortgage Loans and the Assigned Agreements, to the extent relating to the Mortgage Loans (other than the rights of the Assignor to indemnification thereunder), and the Assignee hereby assumes all of the Assignor's obligations under the Assigned Agreements, to the extent relating to the Mortgage Loans from and after the date hereof, and the Servicer hereby acknowledges such assignment and assumption and hereby agrees to the release of the Assignor from any obligations under the Assigned Agreements from and after the date hereof, to the extent relating to the Mortgage Loans.

                           (b) The Assignor represents and warrants to the
                  Assignee that the Assignor has not taken any action which would serve to impair or encumber the Assignor's ownership interest in the Mortgage Loans since the date of the related Term Sheet.

                           (c) The Servicer and the Assignor shall have the
                  right to amend, modify or terminate the Sale and Servicing Agreement without the joinder of the Assignee with respect to mortgage loans not conveyed to the Assignee hereunder,


                                      12-1
                  provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

                  2. Accuracy of Servicing Agreement.

                  The Servicer and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit 2 are true, accurate and complete copies of the Assigned Agreements, (ii) the Assigned Agreements are in full force and effect as of the date hereof, (iii) the Assigned Agreements have not been amended or modified in any respect and (iv) no notice of termination has been given to the Servicer under the Sale and Servicing Agreement.

                  3. Recognition of Purchaser.

                  From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans to the Assignee in its books and records, shall recognize the Assignee as the owner of the Mortgage Loans and shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Sale and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, Servicer and Assignee that the Assigned Agreements shall be binding upon and inure to the benefit of the Servicer and the Assignee and their successors and assigns.

                  4. Representations and Warranties of the Assignee.

                           (a) Decision to Purchase. The Assignee represents and
                  warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Assignor or the Servicer other than those contained in the Assigned Agreements or this Agreement.

                           (b) Authority. The Assignee hereto represents and
                  warrants that it is duly and legally authorized to enter into this Agreement and to perform its obligations hereunder and under the Sale and Servicing Agreement.

                           (c) Enforceability. The Assignee hereto represents
                  and warrants that this Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  5. Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee as follows:

                           (a) The Assignor has been duly organized and is a
                  validly existing New York corporation with full corporate power and authority to enter into


                                      12-2
                  and perform its obligations under the Assigned Agreements and this Assignment Agreement.

                           (b) This Agreement has been duly executed and
                  delivered by the Assignor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Assignor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                           (c) The execution, delivery and performance by the
                  Assignor of this Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof.

                           (d) The execution and delivery of this Agreement have
                  been duly authorized by all necessary corporate action on the part of the Assignor; neither the execution and delivery by the Assignor of this Agreement, nor the consummation by the Assignor of the transactions therein contemplated, nor compliance by the Assignor with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Assignor is a party or by which it is bound.

                           (e) There are no actions, suits or proceedings
                  pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and will if determined adversely to the Assignor materially adversely affect its ability to perform its obligations under this Agreement.

                           (f) Except for the sale to the Assignee, the Assignor
                  has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein.

                           (g) The Assignor has not satisfied, canceled, or
                  subordinated in whole or in part, or rescinded the Mortgage, and the Assignor has not released the Mortgaged Property from the lien of the Mortgage, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission. The Assignor has not released any Mortgagor, in


                                      12-3
                  whole or in part, except in connection with an assumption agreement or other agreement approved by the related Federal Insurer, to the extent such approval was required.

                  It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive delivery of the respective Mortgage Files to the Custodian and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Assignor or the Assignee and its assigns of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this Agreement, and in no event later than two (2) Business Days from the date of such discovery. It is understood and agreed that the obligations of the Assignor set forth in Section 6 to repurchase a Mortgage Loan constitute the sole remedies available to the Assignee and its assigns on their behalf respecting a breach of the representations and warranties contained in this
Section 5. It is further understood and agreed that the Assignor shall be deemed not to have made the representations and warranties in this Section 5 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 5, by the Servicer in the Sale and Servicing Agreement (or any officer's certificate delivered pursuant thereto).

                  It is understood and agreed that the Assignor has made no representations or warranties to the Assignee other than those contained in this
Section 5, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

                  6. Repurchase of Mortgage Loans.

                  Upon discovery or notice of any breach by the Assignor of any representation, warranty, or covenant under this Agreement that materially and adversely affects the value of any Mortgage Loan or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if the Assignor does not cure such breach in all material respects within 60 days from the date on which it is notified of the breach, the Assignee may enforce the Assignor's obligation hereunder to purchase such Mortgage Loan from the Assignee.

                  In the event the Servicer has breached a representation or warranty under the Sale and Servicing Agreement that is substantially identical to a representation or warranty breached by the Assignor hereunder, the Assignee shall first proceed against the Servicer. If the Servicer does not within 60 days after notification of the breach, take steps to cure such breach (which may include certifying to progress made and requesting an extension of the time to cure such breach, as permitted under the Sale and Servicing Agreement) or purchase for the Mortgage Loan, the Assignee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach or to repurchase the Mortgage Loan. In such event, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of the Servicer to cure such breach or repurchase such Mortgage Loan under the terms of the Sale and Servicing Agreement.


                                      12-4

                  Except as specifically set forth herein, the Assignee shall have no responsibility to enforce any provision of this Agreement, to oversee compliance hereof, or to take notice of any breach or default thereof.

                  7. Representations and Warranties of the Servicer.

                  The Servicer hereby represents and warrants, for the benefit of the Assignor and the Assignee, that the representations and warranties set forth in Section 7.02 of the Sale and Servicing Agreement, are true and correct on the date hereof as if such representations and warranties were made on the date hereof, and that the representations and warranties set forth in Section
7.01 of the Sale and Servicing Agreement were true and correct as of the underlying Closing Date.

                  The Servicer hereby acknowledges and agrees that the remedies available to the Assignor and the Assignee in connection with any breach of the representations and warranties made by the Servicer set forth in Section 7 hereof shall be as set forth in Subsection 7.03 of the Sale and Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

                  8. Continuing Effect.

                  Except as contemplated hereby, the Sale and Servicing Agreement shall remain in full force and effect in accordance with its terms.

                  9. Governing Law.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS).

                  10. Notices.

                  Any notices or other communications permitted or required hereunder or under the Sale and Servicing Agreement shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to: (i) in the case of the Servicer, [______________________, _____________________] or such address as may hereafter be furnished by the Servicer; (ii) in the case of the Assignee, _________________, _________________, Attention: ________________________, or such other address as may hereafter be furnished by the Assignee, and (iii) in the case of the Assignor, __________________, Attention: _________________, or such other address as may hereafter be furnished by the Assignor.


                                      12-5

                  11. Counterparts.

                  This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

                  12. Definitions.

                  Any capitalized term used but not defined in this Agreement has the same meaning as in the Sale and Servicing Agreement.



                        [Signatures follow on next page.]



                                      12-6

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        ASSIGNEE:



                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------


                                        ASSIGNOR:



                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------

Acknowledged by:


SERVICER:


By:
        --------------------------------
Name:
        --------------------------------
Title:
        --------------------------------


                                      12-7

                                   EXHIBIT 13

                          FORM OF ANNUAL CERTIFICATION

                  I, [identify the certifying individual], certify to _______________, and its officers, directors, agents and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted by the Servicer to the Master Servicer taken as a whole (and as amended or corrected in writing to the Master Servicer), does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the month covered by such servicing reports;

                  2. The servicing information required to be provided to the Master Servicer by the Servicer under the Servicing Agreement has been provided to the Master Servicer;

                  3. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual independent Public Accountant's Servicing Report, the Servicer has, for the period covered by the Form 10-K fulfilled its obligation under the Servicing Agreement; and

                  4. The Servicer has disclosed to the Servicer's Certified Public Accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers of similar standard as set forth in the Servicing Agreement.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Flow Mortgage Loan Sale and Servicing Agreement, dated as of October 1, 2003 (the "Servicing Agreement"), between Bank of America, N.A. and Morgan Stanley Mortgage Capital Inc.

                                            BANK OF AMERICA, N.A.


                                            By:
                                                --------------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------
                                                Date:
                                                      --------------------------


                                      13-1